                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                              [Amendment No.   ]

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                           CONTINENTAL BANCORPORATION
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

                     Common Stock, Par Value $2.00 per share
       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

                                   4,807,561
       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

                      $5.00 per share to be paid in cash
       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

                         $25,702,665: filing fee $5,141
- --------------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_______________________________________________

    2) Form Schedule or Registration Statement No.:__________________________

    3) Filing Party:_________________________________________________________

    4) Date Filed:___________________________________________________________


       ----------------------------------------------------------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                               "PRELININARY COPY"



                           Continental Bancorporation
                             1345 Chews Landing Road
                               Gloucester Township
                        Laurel Springs, New Jersey 08021


TO OUR SHAREHOLDERS:

         The 1996 Annual Meeting of Shareholders of Continental Bancorporation (the "Company") will be held on ________________, ___________________, 1996 at
9:00 A.M. local time at the principal offices of the Company, 1345 Chews Landing Road, Gloucester Township, Laurel Springs, New Jersey. In addition to electing eight directors, you will be asked to consider and approve an Agreement and Plan of Merger and a related Plan of Merger under which the Company's wholly-owned subsidiary bank, Continental Bank of New Jersey ("Continental"), would become a subsidiary of Collective Bancorp, Inc., the savings and loan holding company for Collective Bank headquartered in Cologne, New Jersey. If the proposed merger is consummated, shareholders of the Company will receive $5.00 in cash for each of their shares of the Common Stock of the Company.

         Attached is a Notice of Annual Meeting and Proxy Statement of the Company. The Proxy Statement describes the material features of the proposed transaction and other important information. I urge all of our shareholders to read it closely.

         Your Board of Directors has carefully considered all of the terms and conditions of the proposed merger and has received a favorable opinion from Berwind Financial Group, L.P., an independent investment banking firm that, from a financial point of view, the cash to be received by you in the merger is fair. Your Board of Directors each believe that the proposed merger is in the best interests of, and is fair to, the shareholders of the Company, and unanimously recommend that you vote "FOR" the proposed merger. In addition to approval by Company shareholders, the merger is subject to approval by certain governmental agencies.

         Whether or not you are planning to attend the 1996 Annual Meeting of Shareholders of the Company, it is important that your shares be represented. Approval of the proposed merger will require the affirmative vote of the holders of at least a majority of the shares of the common stock of the Company voting. Please complete, sign and date the enclosed proxy and mail it promptly in the return envelope provided.

                                               Sincerely,



                                               WILLIAM STEINBERG
                                               Chairman of the Board



____________________, 1996

                           CONTINENTAL BANCORPORATION
                             1345 Chews Landing Road
                               Gloucester Township
                        Laurel Springs, New Jersey 08021

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           ____________________, 1996



         The 1996 Annual Meeting of Shareholders of Continental Bancorporation (the "Company") will be held on ________________, ___________________, 1996 at
9:00 A.M. local time at the principal offices of the Company, 1345 Chews Landing Road, Gloucester Township, Laurel Springs, New Jersey, to consider and vote on the following matters as more fully described in the accompanying Proxy
Statement:

1. A proposal to approve and adopt an Agreement and Plan of Merger and a related Plan of Merger, pursuant to which, among other things, (a) CBAC Corp., a newly formed subsidiary of Collective Bancorp, Inc., will be merged with and into the Company and immediately thereafter the Company will be merged with and into Collective Bancorp, Inc. and, as a result thereof, the Company's bank subsidiary, Continental Bank of New Jersey, will become a subsidiary of Collective Bancorp, Inc., and (b) each outstanding share of the Common Stock of the Company (other than shares held by Collective Bancorp, Inc. and its affiliates) will be converted into the right to receive $5.00 in cash, all as more fully described in the accompanying Proxy Statement;

2. The election of eight directors, all as more fully described in the accompanying Proxy Statement; and

3. Any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

         The close of business on ______________, 1996 has been fixed as the record date for the 1996 Annual Meeting of Shareholders of the Company (the "Annual Meeting") and only holders of record of the common stock of the Company on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.


                                 By Order of the Board of Directors


                                 WILLIAM STEINBERG,
                                 Chairman of the Board


__________________, 1996


         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. AN AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF THE COMMON STOCK OF THE COMPANY VOTING IS REQUIRED FOR APPROVAL OF THE PROPOSED MERGER. IN ORDER TO ASSURE THAT YOUR VOTE WILL BE COUNTED, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

         THE MERGER TO BE CONSIDERED AT THE ANNUAL MEETING IS OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF THE COMPANY. IF THE MERGER IS APPROVED AND CONSUMMATED, A CASH PAYMENT OF $5.00 PER SHARE OF COMMON STOCK WILL BE MADE AND THE SHAREHOLDERS' EQUITY INVESTMENT IN THE COMPANY WILL CEASE. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THE PROXY STATEMENT.

                                       TABLE OF CONTENTS

                                                                         Page


SUMMARY.............................................................

SELECTED FINANCIAL DATA.............................................

INTRODUCTORY STATEMENT..............................................
         Proposals Presented........................................
         Voting Rights..............................................
         Proxies....................................................
         Solicitation of Proxies; Expenses..........................

THE MERGER..........................................................
         Background of the Merger...................................
         Recommendation of the Board of Directors;
         Reasons for the Merger.....................................
         Opinion of Independent Investment Banker...................
         Interests of Certain Persons in the Merger.................
         Stock Option Agreement.....................................

THE MERGER AGREEMENT................................................
         Principal Terms............................................
         Effective Date.............................................
         Stock Options..............................................
         Debentures.................................................
         Payment for Shares.........................................
         The Payment Fund...........................................
         Conditions and Covenants...................................
         Regulatory Approvals.......................................
         Termination and Amendment..................................

FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS.....................

MARKET INFORMATION..................................................

ELECTION OF DIRECTORS...............................................

SHAREHOLDER PROPOSALS...............................................

DESCRIPTION OF THE CAPITAL STOCK OF THE COMPANY.....................

RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS..........

AVAILABLE INFORMATION...............................................

INCORPORATION BY REFERENCE..........................................

                                   APPENDICES


Agreement and Plan of Merger.........................................Appendix A
Plan of Merger.......................................................Appendix B
Opinion of Berwind Financial Group, L.P..............................Appendix C
Stock Option Agreement...............................................Appendix D

                                     SUMMARY


         The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This summary is included to assist the shareholders of the Company in their review of this Proxy Statement and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Proxy Statement, including the Appendices hereto. Shareholders are urged to read this Proxy Statement and the Appendices hereto in their entirety.


                               THE ANNUAL MEETING


Date, Place and Time of Annual Meeting

         The Annual Meeting will be held on ___________________, 1996 at 9:00 A.M. local time at the principal offices of the Company, 1345 Chews Landing Road, Gloucester Township, Laurel Springs, New Jersey.

Purposes of Annual Meeting

         At the Annual Meeting, the shareholders of the Company will be asked to
(i) consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of May 21, 1996 (the "Reorganization Agreement"), by and among the Company, CBAC Corp. ("CBAC") and Collective Bancorp, Inc. ("Collective"), and a related Plan of Merger (the "Plan of Merger") (hereinafter, the Reorganization Agreement and the Plan of Merger are sometimes collectively referred to as the "Merger Agreement"), pursuant to which, among other things, (a) CBAC will be merged with and into the Company (the "Merger") and immediately thereafter the Company will be merged with and into Collective and, as a result thereof, the Company's bank subsidiary, Continental Bank of New Jersey, will become a subsidiary of Collective, and (b) each outstanding share of the common stock, par value $2.00 per share, of the Company (the "Common Stock") (other than shares held by Collective and its affiliates) will be converted into the right to receive $5.00 in cash; and (ii) elect eight directors of the Company. See "THE MERGER," "THE MERGER AGREEMENT" and "ELECTION OF DIRECTORS."

Shares Entitled to Vote and Shares Outstanding

         The Board of Directors of the Company has determined that holders of record of the Common Stock at the close of business on [ ], [ ], 1996 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. At the close of business on the Record Date, there were [ ] shares of the Common Stock outstanding and approximately [ ] holders of record of the shares of Common Stock. Shareholders will have one vote for each share of the Common Stock held. See "INTRODUCTORY STATEMENT - Voting Rights."

Vote Required

         Approval of the Merger Agreement will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock voting at the Annual Meeting. The shares of Common Stock which the directors and executive officers of the Company are entitled to vote will be counted as outstanding for this purpose. The directors and executive officers of the Company, as a group (nine persons), are entitled to vote an aggregate of approximately 59.6% of the outstanding shares of Common Stock as of the Record Date. Each of the members of the Board of Directors believes that the proposed Merger is in the best interests of, and is fair to, the shareholders of the Company and has recommended that the shareholders of the Company vote for the Merger Agreement. See "THE MERGER -- Recommendation of the Board of Directors; Reasons for the Merger." All of the directors and executive officers of the Company have indicated that they intend to vote in favor of the Merger Agreement. Consequently, the affirmative vote of none of the shares of Common Stock outstanding as of the Record Date, other than those held by the directors and executive officers of the Company, will be required for the approval of the Merger.

         Directors of the Company will be elected by a plurality of the votes cast for such election by holders of Common Stock, and such holders have no cumulative rights in voting for directors.
See "ELECTION OF DIRECTORS."

                                   THE MERGER

Parties to the Merger

         The Company. The Company is a New Jersey business corporation and a registered bank holding company for Continental Bank of New Jersey, a state chartered commercial bank. At March 31, 1996, the Company had total assets in excess of $187 million. The mailing address of the Company's principal offices is 1345 Chews Landing Road, Gloucester Township, Laurel Springs, New Jersey 08021 and its telephone number is (609) 227-8000.

         Collective. Collective is a Delaware business corporation which is the savings and loan holding company for Collective Bank. At March 31, 1996, Collective had total assets in excess of $5.05 billion. The mailing address of Collective's principal executive offices is P.O. Box 316, Egg Harbor, New Jersey 08215, and its telephone number is (609) 625-1110.

         CBAC. CBAC is a Delaware business corporation that was organized by Collective solely for the purpose of effecting the Merger. The mailing address of CBAC's principal executive offices is P.O. Box 316, Egg Harbor, New Jersey 08215, and its telephone number is (609) 625-1110.

Principal Terms of the Merger

         CBAC is to be merged with and into the Company and immediately thereafter the Company will be merged with and into Collective, which will be the surviving corporation. Upon completion of the Merger, the Company's bank subsidiary, Continental Bank of New Jersey, will become a subsidiary of Collective and each outstanding share of Common Stock (other than shares held by Collective and its affiliates) will be converted into the right to receive $5.00 per share in cash.

         Copies of the Reorganization Agreement and the Plan of Merger are attached to this Proxy Statement as Appendices "A" and "B", respectively. See "THE MERGER AGREEMENT."

Effective Date

         Subject to the terms and conditions specified in the Merger Agreement and upon satisfaction of all requirements of law including the receipt of all shareholder and other approvals required by federal and state governmental agencies (including the expiration of any applicable waiting periods), the Merger will become effective upon the filing of Articles of Merger with the Departments of State of the States of New Jersey and Delaware (the "Effective Date"). It is currently anticipated that the Merger will be consummated in the latter part of the third quarter or in the fourth quarter of 1996. See "THE MERGER AGREEMENT -- Effective Date."

Payment for Shares

         All shareholders of the Company will be required to surrender their Common Stock certificates in order to receive the cash payments to which they will be entitled as a result of the Merger. Promptly after the Effective Date, instructions with regard to the surrender of certificates, together with a letter of transmittal to be used for that purpose, will be mailed to each shareholder. Arrangements will also be made for Company shareholders to surrender their Common Stock certificates in person immediately after the Effective Date and receive immediate payment therefor.
See "THE MERGER AGREEMENT --  Payment for Shares."

         HOLDERS OF SHARES OF COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE FURTHER WRITTEN INSTRUCTIONS AND THE LETTER OF TRANSMITTAL. HOLDERS OF SHARES OF COMMON STOCK ARE URGED TO PROMPTLY NOTIFY THE COMPANY OF LOST, STOLEN OR DESTROYED CERTIFICATES OR CERTIFICATES NOT PROPERLY REGISTERED IN ORDER TO BEGIN THE PROCESS OF ISSUANCE OF REPLACEMENT CERTIFICATES.

Recommendations of the Board of Directors;
Reasons for the Merger

         The Board of Directors believes that the Merger is in the best interests of, and is fair to, the shareholders of the Company and unanimously recommends that shareholders vote "FOR" the approval and adoption of the Merger Agreement.

         The principal reason for the decision of the Board of Directors to approve, and recommend shareholder approval of, the Merger Agreement is that the Merger will enable all Company shareholders to realize in cash a significant premium over the prices at which the Common Stock has historically traded. See "MARKET INFORMATION."

         In arriving at their recommendation, the members of the Board of Directors considered, among other things, the recent and historical market prices of the Common Stock, the net book value of the Common Stock (which, as of March 31, 1996, was $2.42 per share), their knowledge of the business, operations, properties, assets and earnings of the Company, as well as their assessment of the earnings potential, prospects and future value of the Company and the prices and premiums paid in recent acquisitions of other companies in comparable businesses. The Board of Directors also considered the taxable nature of the Merger to the shareholders of the Company. Furthermore, the Board of Directors placed special importance on the favorable opinion of Berwind Financial Group, L.P., an independent investment banking firm retained by the Board of Directors to evaluate the consideration to be paid to the shareholders of the Company in the Merger. See "THE MERGER -- Background of the Merger."

         The Board of Directors recognized that, while consummation of the Merger will result in the Company's shareholders being entitled to receive $5.00 in cash for each of their shares, it will also eliminate the opportunity for the Company's current shareholders to participate in the future growth, if any, of the business of the Company. Accordingly, the Board of Directors gave consideration to the Company's future prospects as well as its historical results of operations. See "MARKET INFORMATION."

         The Board of Directors did not attach relative weights to the factors they considered in reaching their decision but did place particular emphasis upon the receipt of the opinion of Berwind and, considering all factors discussed above, determined that the Merger is in the best interests of, and is fair to, all Company shareholders. See "THE MERGER -- Recommendation of the Board of Directors, Reasons for the Merger; Opinion of Independent Investment Banker" and "MARKET INFORMATION."

Opinion of Independent Investment Banker

         Berwind Financial Group, L.P. ("Berwind") was retained by the Board of Directors to evaluate the financial terms of the Merger. On May 21, 1996, Berwind delivered to the Board of Directors its written fairness opinion stating that based on its review, the terms of the Merger are fair to the shareholders of the Company from a financial point of view. On [ ], Berwind delivered to the Board of Directors another written fairness opinion stating that based on the review described therein, the terms of the Merger are fair to the shareholders of the Company from a financial point of view. A copy of Berwind's [ ], 1996 written fairness opinion is attached as Appendix C to this Proxy Statement and should be read in its entirety. See "THE MERGER -- Opinion of Independent Investment Banker" and "Appendix C."

Stock Options

         All options owned by the officers and employees of the Company will be canceled in connection with the Merger and each person will receive the difference in cash between $5.00 and the option's exercise price. The aggregate payments are anticipated to be approximately $868,810.
See "THE MERGER AGREEMENT - Stock Options."

Interest of Certain Persons in the Merger

         Certain officers and a director of the Company will be entitled to receive additional cash compensation on the Effective Date of the Merger as a result of employment and/or severance agreements with the Company. The aggregate payments are anticipated to be approximately $468,000. See "THE MERGER -- Interests of Certain Persons in the Merger."

Conditions to the Merger

         The obligations of the parties to the Merger Agreement to consummate the Merger are subject to the satisfaction of a number of conditions, including the approval and adoption of the Merger Agreement by the shareholders of the Company and compliance with certain other terms and conditions, including the receipt of all necessary regulatory approvals. See "THE MERGER AGREEMENT -- Conditions and Covenants" and "Regulatory Approvals." Under applicable Delaware law, the Merger is not required to be approved by the shareholders of Collective.

Regulatory Approvals

         The Merger is subject to prior approval by the Board of Governors of the Federal Reserve System ("FRB") and the New Jersey Department of Banking. Applications for such approvals have been filed, but no assurance can be given that such regulatory approvals will be obtained. See "THE MERGER - Regulatory Approvals."

Certain Federal Income Tax Consequences

         The receipt of cash for shares of Common Stock pursuant to the Merger will be a taxable transaction for Federal income tax purposes to shareholders receiving such cash and may also be a taxable transaction for state, local and foreign tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS." IT IS RECOMMENDED THAT EACH SHAREHOLDER CONSULT HIS OR HER OWN PERSONAL TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO HIM OR HER RESULTING FROM THE MERGER.

Market Price of the Common Stock

         On May 21, 1996 the last full trading day prior to the Company's public announcement of the signing of the Merger Agreement, the closing sales price per share of the Company Common Stock on Bloomberg Financial Services was $2.23. See "MARKET INFORMATION."

Stock Option Agreement/Termination Fee

         In connection with execution of the Plan of Merger, Collective and the Company executed a Stock Option Agreement (the "Stock Option Agreement") pursuant to which the Company gave Collective an option (the "Option") to purchase up to 956,704 shares of Company Common Stock at an exercise price of $4.00 per share, subject to adjustment in accordance with the terms of the Stock Option Agreement. The Option is exercisable only upon the occurrence and continuance of certain events that might jeopardize consummation of the Merger pursuant to the terms of the Merger Agreement. See "THE MERGER-- Stock Option Agreement" and the text of the Stock Option Agreement, attached hereto as Appendix D and incorporated herein by reference.

         The Merger Agreement provides that if Collective terminates the Merger Agreement under certain circumstances the Company is required to pay Collective a $500,000 termination fee. See "THE MERGER AGREEMENT - Termination and Amendment."

Debentures

         Prior to the Effective Date of the Merger, the Company intends to redeem all outstanding convertible debentures. Based on the fact that pursuant to the Merger Agreement each share of Company Common Stock will be convertible into $5.00 in cash, it will be in all convertible debenture holders' interest to convert their convertible debentures into Company Common Stock prior to the Effective Date of the Merger (i.e. 390 shares of Common Stock per $1,000 debenture based on the current conversion ratio of $2.56 per share) rather than accept the redemption price of $1,030 per $1,000 debenture. See "THE MERGER AGREEMENT - Debentures."


                              ELECTION OF DIRECTORS

         Directors are elected at each Annual Meeting of shareholders. The Bylaws of the Company provide that the Board of Directors is to consist of not less than two and not more than 25 directors, each holding office for one year and until their respective successor shall have been duly elected and qualified. The Bylaws further provide that the exact number of directors to be elected will be determined from time to time by the Board of Directors. The Board of Directors has fixed the number of persons to serve on the Company's Board of Directors at eight and has designated the nominees set forth herein for election as directors. See "ELECTION OF DIRECTORS."

                             SELECTED FINANCIAL DATA

         The following table sets forth, in summary form, certain consolidated financial data for the Company as of and for the years ended December 31, 1995, 1994, 1993, 1992 and 1991, and as of and for the three months ended March 31, 1996 and 1995. This table is qualified in its entirety by the more detailed information and financial statements which accompany this Proxy Statement, and should be read in conjunction with such financial statements and related notes thereto and the "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the Company which are contained in the documents which accompany this Proxy Statement. For additional financial information regarding the Company, please refer to the 1995 Annual Report to Shareholders and the Company's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1996, copies of which accompany this Proxy Statement.

                                       Three Months Ended
                                           March 31,                                   Year Ended December 31,
                                     ------------------------  --------------------------------------------------------------------
                                          1996        1995           1995          1994         1993         1992          1991
                                     ------------------------  --------------------------------------------------------------------
                                                                           (in thousands, except per share data and ratios)
Balance Sheet Data:
   Total assets..................... $ 187,132   $ 189,913       $191,763       $181,131      $145,166      $111,953       $102,115
   Total loans (net)................    74,288      84,250         77,689         82,506        82,421        85,127         77,036
   Federal funds sold...............     1,000           0          2,975              0         4,500         5,350              0
   Investments(1)...................
     Available for sale.............    73,482      57,272         65,765         50,438        16,312             0              0
     Held to maturity...............    24,753      34,881         29,424         35,203        32,577        11,921            254
   Total deposits...................   124,413     109,857        128,596        113,324       114,788       104,350         87,931
   FHLB advances....................    49,173      39,479         50,180         54,388        22,165             0              0
   Stockholders' equity.............    11,419      11,249         11,146         11,447         6,538         5,725          5,248
Summary of Operations:
   Interest income..................  $  3,364    $  3,303       $ 14,049       $ 10,579      $  8,634      $  8,323       $  8,824
   Net interest income before
     credit loss provision..........     1,615       1,558          6,396          6,066         5,819         5,244          4,782
   Provision for credit losses......        60          75          1,353              0           150           286            270
   Non-interest income(2)...........       230         189            980            874           859           428            626
   Non-interest expense.............     1,362       1,521          6,468          5,969         5,272         4,709          4,569
   Income (loss) before income taxes       423         151           (445)           971         1,256           677            569
   Provision for income taxes(3)....       161          54            (18)           384           509           262            233
   Income (loss) before extraordinary
     item and cumulative effect of
     accounting change(3)...........       262          97           (427)           587           747           415            336
   Cumulative effect of accounting
     change.........................        --          --             --            --            244            --             --
   Extraordinary item...............        --          --             --            --            --             62            130
   Net income (loss)................       262          97           (427)           587           991           477            466
Selected Operating Ratios:
   Return on average assets.........       .14%        .05%         ( .23)%          .35%          .82%          .47%           .51%
   Return on average stockholders'
     equity.........................      2.32        0.85          (3.73)          6.01         16.09          8.90           9.25
   Net loans to deposits............     59.71       76.69          60.41          72.81         71.80         81.58          87.61
   Net interest margin(4)...........      3.64        3.57           3.51           3.95          5.14          5.56           5.64


                                                     -7-





Selected Capital and Asset Quality
Ratios:
   Non-performing assets to
     total assets(5)................       1.67%      1.68%         1.78%          1.71%         1.16%         1.61%            .98%
   Non-performing loans to
     gross loans....................       3.10       3.53          3.27           3.65          1.80          1.70            1.05
   Allowance for credit losses to
     gross loans....................       1.83       1.09          1.77           1.13          1.48          1.07            1.05
   Allowance for credit losses to non-
     performing loans(6)............      59.15      30.66         54.14          30.86         81.83         63.03          100.37
   Provision for credit losses to
     gross loans....................        .08        .09          1.71           0.00           .18           .33             .35
   Net (charge offs) recoveries to
     average loans..................       (.09)      (0.1)         (1.1)          (0.4)          0.2          (0.2)           (0.2)
   Stockholders' equity to assets...       6.10       5.92          5.81           6.32          4.50          5.11            5.14
   Tier 1 capital to risk-weighted
     assets                               12.99      11.71         13.01          11.56          6.81          6.41            6.06
   Total capital to risk-weighted
     assets                               15.49      13.73         15.52          13.53          9.25          8.73            8.33
   Leverage capital ratio...........       5.86       6.16          6.04           6.59          4.78          5.20            5.16
Per Share Data:
   Income (loss) before extraordinary
     item and cumulative effect of
     accounting change .............      $0.06      $0.02        $(0.09)         $0.14         $0.27         $0.15            $.12
   Cumulative effect of accounting
     change(s)......................         --         --            --             --           .09            --              --
   Extraordinary item(8)............         --         --            --             --            --           .02             .05
   Net income.......................       0.06       0.02         (0.09)          0.14          0.36          0.17            0.17
   Book value(7)....................       2.42       2.36          2.35           2.40          2.35          2.04            1.82
   Cash dividend paid...............          0       0.06          0.06           0.05          0.05             0               0
   Dividend payout ratio............         0%     294.47%       (66.74)%        23.00%        13.62%            0%              0%

- ----------
(1) Effective December 31, 1993, the Company adopted SFAS No. 115 "Accounting For Certain Investments in Debt and Equity Securities."

(2) Includes net gains on securities of $0 and $12,000 for the three months ended March 31, 1996 and 1995, respectively, and $46,000 in 1995, $0 in 1994, $42,000 in 1993, and net losses of $153,000 in 1993 and $142,000 in
      1991.

(3) Effective January 1, 1993, the Company adopted SFAS No. 109 "Accounting for Income Taxes." The cumulative effect of the method of Accounting for Income Taxes was $244,000. Under the deferred method used in 1992, the Company recorded an extraordinary item for the utilization of tax loss carryforwards of $62,000.

(4) Represents net interest income as a percentage of average interest-earning assets.

(5) Non-performing assets is comprised of non-performing loans and of other real estate owned.

(6) Non-performing loans consist of non-accrual loans, loans past due ninety days or more, which are still accruing interest and troubled debt restructured loans. Effective January, 1995, the Company adopted SFAS No. 114, "Accounting for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure." The effect of adoption was not significant to the Company's financial position or results of operations.

(7) Represents Stockholders' Equity divided by the number of shares outstanding at period end.

(8) Represents the utilization of net operating loss carryforward prior to the adoption of SFAS No. 109.

                           CONTINENTAL BANCORPORATION
                             1345 Chews Landing Road
                               Gloucester Township
                        Laurel Springs, New Jersey 08021

                                 PROXY STATEMENT

                       1996 Annual Meeting of Shareholders
                     to be held [___________________], 1996


                             INTRODUCTORY STATEMENT


         This Proxy Statement is being furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1996 Annual Meeting of Shareholders be held on [ ], [ ], 1996, 9:00 A.M., local time, at the Company's principal offices, 1345 Chews Landing Road, Gloucester Township, Laurel Springs, New Jersey, and any adjournments or postponements thereof.

Proposals Presented

         At the Annual Meeting, shareholders of the Company will be asked to consider and vote on the following matters:

                  1. A proposal to approve and adopt the Agreement and Plan of Merger and the related Plan of Merger, pursuant to which, among other things, (a) CBAC will be merged with and into the Company and, immediately thereafter, the Company will be merged with and into Collective and, as a result thereof, the Company's bank subsidiary, Continental Bank of New Jersey, will become a subsidiary of Collective, and (b) each outstanding share of Common Stock (other than shares held by Collective and its affiliates) will be converted into the right to receive $5.00 in cash;

                  2. The election of eight directors of the Company; and

                  3. Any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

         With respect to the information set forth in this Proxy Statement, you should also refer to the preceding summary beginning on page 1.

         This Proxy Statement, the attached Notice and the enclosed Proxy are first being mailed to shareholders of the Company on or about [ ], 1996.

Voting Rights

         Only holders of record of shares of the Common Stock at the close of business on [__________], [________________], 1996 will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on such date, there were [ ] shares of Common Stock outstanding and approximately [ ] holders of record of the shares of Common Stock.

         Shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. The presence, either in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast is necessary to constitute a quorum at the Annual Meeting.

         Approval of the Merger will require the affirmative vote, either in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock voting at the Annual Meeting. The shares of Common Stock which the directors and executive officers of the Company are entitled to vote will be counted as outstanding shares for this purpose. The directors and executive officers of the Company, as a group (nine persons), are entitled to vote an aggregate of approximately 59.6% of the shares of Common Stock outstanding as of the Record Date. Each of the members of the Board of Directors believes that the proposed Merger is in the best interests of, and is fair to, the shareholders of the Company and has recommended that the shareholders of the Company vote for the Merger Agreement. See "THE MERGER -- Recommendation of the Board of Directors; Reasons for the Merger." All of the directors and executive officers of the Company have indicated that they intend to vote in favor of the Merger Agreement. Consequently, the affirmative vote of none of the shares of Common Stock outstanding as of the Record Date, other than those held by the directors and executive officers of the Company, will be required for approval of the Merger.

         Directors of the Company will be elected at the Annual Meeting by a plurality of the votes cast for such election by the holders of Common Stock. Holders of Common Stock have no cumulative rights in voting for directors.

Proxies

         A Proxy is enclosed. Each properly executed, dated and returned Proxy (which has not been revoked) will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions to the contrary are given, such Proxy will be voted in favor of the proposal for the (i) approval of the Merger and Merger Agreement, and (ii) election of the eight nominees for directors of the Company named herein.

         At the date of the mailing of this Proxy Statement, the Company knows of no other business that will be considered at the Annual Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (i) matters which the Company does not know a reasonable time before the Annual Meeting are to be presented at the Annual Meeting; (ii) approval of the minutes of the prior meeting if such approval does not amount to ratification of the action taken at that meeting; (iii) the election of any person to any office for which a bona fide nominee is named herein but is unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the

Annual Meeting. In connection with such matters, the person designated as proxy will vote in accordance with their best judgment.

         Any shareholder of the Company giving a proxy may revoke it at any time before it is exercised by, among other methods, giving written notice of such revocation to the Secretary of the Company. The presence at the Annual Meeting of any shareholder who has given a proxy will not revoke the proxy unless the shareholder files written notice of revocation with the Secretary of the Company prior to the voting of the proxy.

Solicitation of Proxies; Expenses

         The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by directors, officers or employees of the Company and/or Continental Bank of New Jersey (the "Bank"), the Company's predecessor, now a wholly-owned subsidiary of the Company, without additional compensation. The Company is required to pay the reasonable expenses incurred by record holders of the Company's Common Stock, who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to any beneficial owners of the Common Stock they hold of record, upon request of such record holders.



                                   THE MERGER

Background of the Merger

         In the fall of 1995, the Board of Directors of the Company concluded, among other things, that increasing competition and costs and minimal liquidity of the corporation's Common Stock, as well as other factors, precluded the Company from maximizing its shareholders' return through a strategy of internal growth. The Board of Directors of the Company therefore considered the relative merits of maintaining the independence of the Company and of merging the Company with a larger financial institution. The Board also considered the desirability of increasing the liquidity of the stock held by the Company's shareholders by exchanging it for stock of a larger banking organization that would be listed on the National Securities Exchange in a tax-free transaction and/or exchanging the shares of the Company's Common Stock in an all-cash merger in a taxable transaction. The Board's primary considerations in selecting an acquiror were to provide a fair financial return to the Company's shareholders. As described below, the Company eventually selected Collective as its merger partner because of the superior cash consideration offered.

         In December, 1995, the Company retained Berwind Financial Group, L.P. ("Berwind"), an investment banking firm located at 3000 Centre Square West, 1500 Market Street, Philadelphia, Pennsylvania, to find an acquiror which would provide a fair financial return to the Company's shareholders. The Company selected Berwind because of its familiarity with the Philadelphia/South Jersey banking market and because of Berwind's experience in evaluating financial strategies and fundamental transactions for banking institutions.

         In December, 1995, the Board instructed Berwind to explore courses of action (including the sale of the Company) which would be in the best interests of the Company's shareholders in connection with, among other considerations, maximizing the value of the investment of the Company's shareholders. Berwind presented to the Company's Board of Directors certain information Berwind had assembled regarding several potential merger partners, including Collective.

         In early 1996, Berwind assembled packages for potential merger partners containing extensive information about the Company. The Chairman of the Board of the Company selected 14 potential merger partners and instructed Berwind to contact those parties. Berwind then contacted all 14 parties on a confidential and preliminary basis and, subject to each potential merger partner executing a confidentiality agreement, provided them with information about the Company. Ten potential merger partners executed confidentiality agreements with the Company, and during March and April, 1996, Berwind met with and/or spoke to each of these potential merger partners to discuss the potential acquisition of the Company. Certain of the potential merger partners met with Company management and/or requested additional information on the Company. One potential merger partner conducted an on site due diligence review of the Company. After such meetings and/or discussions, Berwind requested expressions of interest in a possible transaction from each party.

         On April 19, 1996, Berwind presented information regarding five potential acquirors to the Chairman. This information included expressions of interest from the five potential acquirors, summary financial information concerning the potential acquirors, their stock trading prices and volumes over the past five years, certain pro forma financial information, the recent earnings releases of the potential acquirors, and certain additional information. The information also contained a comparison of the terms of the various expressions of interest. On April 25, 1996, the Chairman updated the full Board of Directors as to the progress and status of the discussions. Based upon the fact that the cash consideration offered by Collective was in excess of that offered by any of the other potential acquirors, the Board of Directors determined that Collective's offer was preferable, and after discussion and upon motion duly made, the Board agreed, by the unanimous vote of the Directors present, to enter into negotiations for a definitive Merger Agreement with Collective. Such negotiations were conducted by the Company and Collective and their representatives during the ensuing days.

         Based on these preliminary indications of interest, Collective was granted permission to do its due diligence review of the Company and confirm its expression of interest. Additionally, Berwind held further discussions with each of the remaining potential merger partners to further discuss issues (including price) relating to their expressions of interest.

         On May 6, 1996, Berwind obtained a revised expression of interest from Collective, and based on the proposed price to be paid by Collective, the Chairman decided to recommend to the full Board of Directors that the Company attempt to consummate a transaction with Collective.

         At a Special Meeting of the Board of Directors on May 20, 1996, the Merger Agreement, along with the related Stock Option Agreement, were presented to the Board of Directors of the Company. Berwind also presented a form of its written fairness opinion stating that the merger was fair to the shareholders of the Company from a financial point of view. Berwind's opinion is more fully described in the section below entitled "THE MERGER - Opinion Of Financial Advisor." Believing it desirable and in the best interests of the Company and its shareholders to merge with and into Collective in accordance with the terms of the Merger Agreement and the Stock Option Agreement, the Board of Directors, adopted by unanimous vote of the Directors present, the resolutions necessary to approve the merger with Collective. The Merger Agreement and the Stock Option Agreement were signed on May 21, 1996, and both the Company and Collective issued a joint press release the following day.

         For the reasons set forth below in the section immediately following this section of the Proxy Statement, the Board of Directors of the Company has concluded that the merger is in the best interests of the Company's shareholders.


Recommendation of the Board of Directors;
Reasons for the Merger

         The Board of Directors believes that the Merger is in the best interests of, and is fair to, the shareholders of the Company and unanimously recommends that the shareholders vote FOR the approval and adoption of the Merger Agreement. For a description of the interests of a director and certain officers of the Company in the Merger which may present them with certain potential conflicts of interest, see "THE MERGER -- Interests of Certain Persons in the Merger."

         The principal reason for the decision of the Board of Directors to approve, and recommend shareholder approval of, the Merger Agreement is that the Merger will enable all shareholders of the Company to realize in cash a significant premium over the prices at which the Common Stock has historically traded. See "MARKET INFORMATION."

         In arriving at its recommendation, the members of the Board of Directors considered, among other things, the recent and historical market prices of the Common Stock, the net book value of the Common Stock (which, as of March 31, 1996, was $2.42 per share), the Board of Directors' knowledge of the business, operations, properties, assets and earnings of the Company, as well as their assessment of the earnings potential, and future value of the Company and the prices and premiums paid in recent acquisitions of other companies in comparable businesses. The Board of Directors also considered the taxable nature of the Merger to the shareholders of the Company. Furthermore, the Board of Directors placed special importance on the favorable opinion of Berwind as to the fairness, from a financial point of view, of the cash consideration to be paid to the shareholders of the Company in the Merger. The Board of Directors felt that the proposed Merger, including the $5.00 per share cash price to be received by the shareholders of the Company, was in the best interests of the shareholders of the Company.

         The Merger Agreement provides that subject to the Company's and its Directors' fiduciary duties as determined by counsel for the Company, the Company agreed that it will not, directly or indirectly through others, solicit any other person with respect to the purchase of the Company's or any of its subsidiaries' business, assets or capital stock, or engage in or continue discussions with any other person or firm concerning the purchase of such business, assets or stock, unless and until the Merger Agreement is terminated in accordance with its terms.

         The Board of Directors recognized that, while consummation of the Merger will result in the Company's shareholders being entitled to receive $5.00 in cash for each of their shares, it will also eliminate the opportunity for the Company's current shareholders to participate in the future growth, if any, of the business of the Company. Accordingly, the Board of Directors gave consideration to the Company's future prospects, as well as its historical results of operations. See "MARKET INFORMATION."

         The Board of Directors did not attach relative weights to the factors they considered in reaching their decision but did place particular emphasis upon the receipt of the opinion of Berwind and, considering all factors discussed above, determined that the Merger is in the best interests of, and is fair to, all Company shareholders.

         The Merger has not been structured so that approval of at least a majority of unaffiliated shareholders is required because there is no legal requirement for the Merger to be so structured. See "INTRODUCTORY STATEMENT -- Voting Rights." The Board of Directors believes that the Board's receipt of the favorable opinion of Berwind as to the fairness, from a financial point of view, of the cash consideration to be paid to the shareholders of the Company in the Merger, provides reasonable safeguards with respect to the procedural fairness of the proposed Merger and that the proposed Merger is procedurally fair to the shareholders of the Company.

Opinion of Independent Investment Banker

         The Company has retained Berwind to act as its financial advisor and to render a fairness opinion in connection with the Merger. Berwind has rendered its opinion to the Board of Directors of the Company that, based upon and subject to the various considerations set forth therein, as of May 21, 1996 and as of the date of the Proxy Statement, the consideration to be received in the Merger is fair, from a financial point of view, to the holders of Company Common Stock.

         The full text of Berwind's Opinion as of the date thereof, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix C to this Proxy Statement, is incorporated herein by reference, and should be read in its entirety in connection with this Proxy Statement. The summary of the opinion of Berwind set forth herein is qualified in its entirety by reference to the full text of such opinion attached as Appendix C to this Proxy Statement.

         Berwind was selected to act as the Company's financial advisor in connection with the Merger based upon its qualifications, expertise and experience. Berwind has knowledge of, and experience with, New Jersey banking markets and banking organizations operating in those markets and was selected by the Company because of its knowledge of, experience with, and reputation in the financial services industry. Berwind, as part of its investment banking business, is engaged regularly in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, and valuation for various other purposes and in the determination of adequate consideration in such transactions.

         On May 21, 1996, the Company's Board of Directors approved and executed the Merger Agreement. Prior to such approval, Berwind delivered an opinion (the "May Opinion") to the Company's Board stating that, as of such date, the consideration to be received in the proposed Merger was fair to the shareholders of the Company from a financial point of view. Berwind reached the same opinion as of the date of this Proxy Statement (the "Proxy Opinion"). The full text of the Proxy Opinion which sets forth assumptions made, matters considered and limits on the review undertaken is attached as Appendix C to this Proxy Statement. No limitations were imposed by the Company's Board of Directors upon Berwind with respect to the investigations made or procedures followed by Berwind in rendering the May Opinion or the Proxy Opinion.

         In rendering its Proxy Opinion, Berwind: (i) reviewed the historical financial performance, current financial position and general prospects of the Company; (ii) reviewed the Merger Agreement, (iii) reviewed and analyzed stock market performance of the Company; (iv) studied and analyzed the financial and operating data of the Company; (v) considered the terms and conditions of the Merger to the Company; (vi) met and/or communicated with certain members of the Company's senior management to discuss its operations, historical financial statements, and future prospects; (vii) reviewed this Proxy Statement, and
(viii) conducted such other financial analyses, studies and investigations as Berwind deemed appropriate.

         In delivering its May Opinion and Proxy Opinion, Berwind assumed that in the course of obtaining the necessary regulatory and governmental approvals for the Merger, no restriction will be imposed on Collective that would have a material adverse effect on the contemplated benefits of the Merger.

         Berwind relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its opinion. With respect to the Company's financial forecasts reviewed by Berwind in rendering its opinion, Berwind assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. Berwind did not make an independent evaluation or appraisal of the assets (including loans) or liabilities of the Company nor was it furnished with any such appraisal. Berwind also did not independently verify and has relied on and assumed that all allowances for loan and lease losses set forth in the balance sheets of the Company were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements.

         The following is a summary of selected analyses prepared by Berwind and presented to the Company's Board in connection with the May Opinion and analyzed by Berwind in connection with the May and Proxy Opinions. In connection with delivering its Proxy Opinion, Berwind updated certain analyses described above to reflect current market conditions and events occurring since the date of the May Opinion. Such reviews and updates led Berwind to conclude that it was not necessary to change the conclusions it had reached in connection with rendering the May Opinion.

         Comparable Companies and Comparable Acquisition Transaction Analyses. Berwind compared selected financial and operating data for the Company with those of a peer group of selected banks and bank holding companies with (i) assets between $100 and $350 million, as of the most recent financial period publicly available, located in New Jersey and (ii) assets between $100 million and $350 million, as of the most recent financial period publicly available, located in the Southern New Jersey counties of Burlington, Ocean, Camden, Gloucester, Atlantic, Salem, Cumberland and Cape May. Financial data and operating ratios compared in the analysis of the Company peer group included but was not limited to: return on average assets, return on average equity, shareholders' equity to assets ratio and certain asset quality ratios.

         Berwind also compared the multiples of book value, tangible book value and latest twelve months' earnings inherent to the Merger with the multiples paid in recent acquisitions of banks and bank holding companies that Berwind deemed comparable. The transactions deemed comparable by Berwind included both interstate and intrastate acquisitions announced between May 20, 1995 and May 20, 1996, in which the selling institution's assets were between $100 and $200 million. No company or transaction, however, used in this analysis is identical to the Company, Collective or the Merger. Accordingly, an analysis of the result of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that would affect the public trading values of the companies or company to which they are being compared.

         Discounted Dividend Analyses. Using discounted dividend analyses, Berwind estimated the present value of the future dividend streams that the Company could produce over a five-year period under various earnings growth assumptions. Berwind also estimated the terminal value for the Company's Common Stock after the five year period by applying a range of earnings multiples to the Company's terminal year earnings. The range of multiples used reflected a variety of scenarios regarding the growth and profitability prospects of the Company. The dividend streams and terminal values were then discounted to present value using discount rates, reflecting different assumptions regarding the rates of return required by holders or prospective buyers of the Company's Common Stock.

         In connection with rendering its May Opinion and Proxy Opinion, Berwind performed a variety of financial analyses. Although the evaluation of the fairness, from a financial point of view, of the consideration to be paid in the Merger was to some extent a subjective one based on the experience and judgment of Berwind and not merely the result of mathematical analysis of financial data, Berwind principally relied on the previously discussed financial valuation methodologies in its determinations. Berwind believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by Berwind without considering all such analyses and factors could create an incomplete view of the process underlying Berwind's opinion. In its analysis, Berwind made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, many of which are beyond the Company's and Collective's control. Any estimates contained in Berwind's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

         In reaching its opinion as to fairness, none of the analyses performed by Berwind was assigned a greater or lesser weighting by Berwind than any other analysis. As a result of its consideration of the aggregate of all factors present and analyses performed, Berwind reached the conclusion, and opined, that the consideration to be received in the Merger as set forth in the Merger Agreement, is fair from a financial point of view, to the Company and its shareholders.

         Berwind's Proxy Opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date its Proxy Opinion was delivered; events occurring after the date of its Proxy Opinion could materially affect the assumptions used in preparing its Proxy Opinion. Berwind has not undertaken to reaffirm and revise its Proxy Opinion or otherwise comment upon any events occurring after the date thereof.

         Pursuant to the terms of the engagement letter dated December 6, 1995 the Company has paid Berwind $35,000 for acting as financial advisor in connection with the Merger including delivering its May and Proxy Opinions. In addition, the Company has also agreed to pay Berwind $500,175 upon the consummation of the Merger and to reimburse Berwind up to $10,000 for its reasonable out-of-pocket expenses. Whether or not the Merger is consummated, the Company has also agreed to indemnify Berwind and certain related persons against certain liabilities relating to or arising out of its engagement.

         The full text of the Proxy Opinion of Berwind dated as of the date of this Proxy Statement, which sets forth assumptions made and matters considered, is attached hereto as Appendix C. The Company's shareholders are urged to read the Proxy Opinion in its entirety. Berwind's Proxy Opinion is directed only to the consideration to be received by the Company's shareholders in the Merger and does not constitute a recommendation to any holder of the Company Common Stock as to how such holder should vote at the Company's Annual Meeting.

         THE FOREGOING PROVIDES ONLY A SUMMARY OF THE PROXY OPINION OF BERWIND AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS SET FORTH IN APPENDIX C TO THIS PROXY STATEMENT.

Interests of Certain Persons in the Merger

         In considering the recommendation of the Board of Directors with respect to the Merger, shareholders should be aware that certain persons have interests which may present them with potential conflicts of interest in connection with the Merger. The Board of Directors was aware of these potential conflicts in considering the Merger.

         The following officers and a director of the Company will be entitled to receive the following additional cash compensation on the Effective Date of the Merger as a result of employment and/or severance agreements with the
Company:


                                                     Position                          Additional Cash
             Name                                 with the Bank                         Compensation
- --------------------------------     ----------------------------------------     -------------------------

David F. Dierker                      Director, President and Chief                     $360,000
                                      Executive Officer

Jeffrey Steinberg                     Vice President and Branch                         $ 37,800
                                      Administrator

Norman Mullock                        Vice President and Treasurer                      $ 37,800

Edward Petrosky                       Executive Vice President and                      $ 22,500
                                      Chief Credit Officer

Other Officers                                --                                        $ 10,000



Stock Option Agreement

         Under the Stock Option Agreement, the Company has granted the Option to Collective to purchase up to 956,704 authorized but unissued shares of the Company Common Stock (or approximately 19.9% of the Company's issued and outstanding Common Stock on May 21, 1996, prior to giving effect to the issuance of Common Stock upon exercise of the Option) at a price of $4.00 per share. In the event of any change in Company Common Stock by reason of stock dividends, split-ups or the like, the type and number of shares subject to the Option and the purchase price therefor shall be adjusted appropriately.

         The purpose of the Option is to increase the likelihood that the Merger will be consummated by making it more difficult and more expensive for a third party to acquire control of the Company. Accordingly, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might be interested in acquiring the Company from considering or proposing such an acquisition, even if such persons were prepared to offer higher consideration per share for the Company Common Stock. The Option is exercisable only upon the occurrence and continuance of the following events (a "Triggering Event"):

                  (i)(a) The Company or any of its subsidiaries (each a "Company Subsidiary"), without having received Collective's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person other than Collective or any of its Subsidiaries (each a "Collective Subsidiary") or (b) the Board of Directors of Company shall have recommended that the stockholders of Company approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. An "Acquisition Transaction" means (x) a merger or consolidation, or any similar transaction, involving Company or any of its subsidiaries, (y) a purchase, lease or other acquisition representing 10% or more of the consolidated assets of Company and its subsidiaries, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Company or any of its subsidiaries;

                  (ii) The Company or any Company Subsidiary, without having received Collective's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than Collective or a Collective Subsidiary, or the Board of Directors of Company shall have withdrawn or modified, or publicly announced its interest to withdraw or modify, its recommendation that the stockholders of Company approve the transactions contemplated by the Merger Agreement;

                  (iii) Any person, other than Collective, any Collective Subsidiary or any Company Subsidiary acting in a fiduciary capacity, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock; and the Company's shareholders shall not approve the Merger, or the Company shall not have called a meeting of shareholders, or the Company shall not have held a meeting of shareholders to vote on the Merger no later than September 30, 1996, or the Company shall have called a meeting of shareholders or shall have distributed a proxy statement or other solicitation materials in connection with such Acquisition Transaction;

                  (iv) After a proposal is made by a third party to the Company or its stockholders to engage in an Acquisition Transaction, the Company shall have breached any representation, warranty, covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Collective to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date; or

                  (v) The holders of Company Common Stock shall not have approved the Merger Agreement and the transactions contemplated thereby at the meeting of such stockholders held for the purpose of voting on such agreement, or such meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement, in each case after it shall have been publicly announced that any person (other than Collective or any affiliate of Collective or any person acting in concert in any respect with Collective) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction; or

                  (vi) The Company's Board of Directors shall not have recommended to the stockholders of Collective that such stockholders vote in favor of the approval of the Merger Agreement and the transactions contemplated thereby or shall have withdrawn or modified such recommendation in a manner adverse to Collective.

         The Option would terminate upon the earlier of (i) the Effective Date of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of a Triggering Event; (iii) the passage of 18 months after termination of the Merger Agreement if such termination follows the occurrence of a Triggering Event; or
(iv) the passage of 12 months after termination of the Merger Agreement, if such termination is pursuant to Sections 6.01(b), 6.01(e) or 6.01(f) of the Merger Agreement and a Triggering Event shall not have occurred during such time.

         Upon the occurrence of a Triggering Event, at the request of Collective, the Company is required to repurchase the Option from Collective at a price set forth in the Stock Option Agreement.

         Collective has certain rights to require the preparation of a registration statement to be used in connection with a sale of all or a portion of the Option or shares acquired upon exercise thereof.

         This summary of the Stock Option Agreement is qualified in its entirety by a copy of the Stock Option Agreement, which is attached hereto as Appendix D and is hereby incorporated by reference.

                              THE MERGER AGREEMENT

Principal Terms

         The descriptions of the terms and conditions of the Merger and of the Merger Agreement included in this Proxy Statement are qualified in their entirety by reference to the Reorganization Agreement and the Plan of Merger, copies of which are attached hereto as Appendices A and B, respectively.

         The Merger Agreement provides that, subject to the approval and adoption of the Merger Agreement by the shareholders of the Company, and the satisfaction of certain other conditions contained therein, CBAC will be merged with and into the Company and, immediately thereafter, the Company shall be merged with and into Collective, as the surviving corporation. In the Merger, on the Effective Date, each outstanding share of Common Stock (other than shares held by Collective and its affiliates) will, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding and will be canceled and converted into the right to receive $5.00 in cash. Each share of the common stock of Collective will not be affected by the Merger.

         Under applicable New Jersey law, Shareholders who object to the Merger will not have the right to have the "fair value" of their shares judicially determined and paid to them in cash.

         After the Merger, current holders of Common Stock will possess no interest in or rights as shareholders of the Company. On the Effective Date, CBAC and the Company will cease to exist and Continental Bank of New Jersey will become a subsidiary of Collective.

         Collective has informed the Company that the proposed Merger will be accounted for as a "purchase."

Effective Date

         Subject to the terms and conditions specified in the Merger Agreement, and upon satisfaction of all requirements of law, including, among other conditions, receipt of the approval of the FRB and the New Jersey Department of Banking, and the expiration of all waiting periods prescribed by law, the "Effective Date" will occur within the tenth business day immediately following the later of (i) the approval of the Merger by Company shareholders or (ii) the approval of the Merger by all regulatory authorities and the expiration of all applicable waiting periods, or such other date as is mutually agreed to by Collective and the Company. On the Effective Date, the Company and Collective will file appropriate Articles of Merger with the States of New Jersey and Delaware to effect the Merger. The Merger shall become effective upon the last of the filings of the Articles of Merger (the "Effective Date"). It is currently anticipated that the Merger will be consummated in the later part of the third quarter or in the fourth quarter of 1996.

         The Merger Agreement provides for an outside Effective Date of December 31, 1996. See "THE MERGER AGREEMENT - Termination and Amendment."

Stock Options

         As of the Record Date, an aggregate of 486,600 shares of Common Stock were subject to outstanding options. The options are held by five individuals, including executive officers. The Merger Agreement provides that the Company will take all steps necessary to cause all options outstanding thereunder to be canceled, exercised or terminated prior to the Effective Date. The Company will use its best efforts to obtain the consent of each holder of outstanding options which are to be canceled to the cancellation of such options immediately prior to the Effective Date in exchange for a cash payment from the Company equal to the excess of $5.00 over the per share exercise price. The aggregate payments are anticipated to be approximately $868,810.

Debentures

         In February 1991, the Company authorized the issuance of up to $1,100,000 of 11% convertible debentures due March 4, 2001. The debentures are convertible to common stock of the Company at any time prior to maturity at $2.56 per share, subject to adjustment in certain events. The debentures are redeemable at the option of the Company at any time after March 4, 1994 at a redemption price of 105% of the principal amount in 1994, reduced by 1% each year to a minimum of 100% of the principal amount. In addition, the debentures subject the Company to certain restrictive covenants, primarily regarding limitations on dividends and stock purchases. As of March 31, 1996, the Company had $1,096,000 of convertible debentures outstanding.


         The Company intends to redeem prior to the Effective Date of the Merger all outstanding convertible debentures. Based on the fact that pursuant to the Merger Agreement each share of Company Common Stock will be convertible into $5.00 in cash, it will be in all convertible debenture holders' interest to convert their convertible debentures into Company Common Stock prior to the Effective Date of the Merger (i.e. 390 shares of Common Stock per $1,000 debenture based on the current conversion ratio of $2.56 per share) rather than accept the redemption price of $1,030 for each $1,000 debenture.

Payment for Shares

         In order to receive the cash payments which shareholders will be entitled to receive as a result of the Merger, each holder of Common Stock will be required to surrender his stock certificates after the Effective Date, together with a duly completed and executed letter of transmittal, to Midlantic Bank, N.A. (the "Exchange Agent"). Upon receipt of such stock certificates and letter of transmittal, the Exchange Agent will pay to the registered holder or his transferee an amount equal to $5.00 for each share represented by such certificates. No interest will be paid or accrued on the amounts payable upon the surrender of stock certificates. Instructions with regard to the surrender of certificates, together with a letter of transmittal to be used for this purpose, will be forwarded to shareholders as promptly as practicable following the Effective Date. SHAREHOLDERS SHOULD NOT SURRENDER THEIR STOCK CERTIFICATES UNTIL SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. In addition, the Exchange Agent will have available immediately after the Effective Date letters of transmittal for use by the shareholders of the Company who wish to surrender their stock certificates in person and receive immediate payment therefor.

The Payment Fund

         At or after the Effective Date, Collective will deposit with the Exchange Agent all of the funds necessary to make the cash payments of $5.00 per share of Common Stock (the "Payment Fund").

Conditions and Covenants

         In addition to the approval and adoption of the Merger Agreement by the shareholders of the Company, the respective obligations of the Company, CBAC and Collective to consummate the Merger are subject to the satisfaction or, where permitted, waiver of certain conditions. including, among others: (a) the correctness in all material respects, at and as of the Closing, of the representations and warranties of the respective parties contained in the Reorganization Agreement; (b) the performance by the respective parties of all obligations contained in the Reorganization Agreement required to be performed or complied with by them at or prior to the Closing; (c) the absence of any injunction or other legal prohibition against the Merger; (d) the exchange of certain legal opinions and closing certificates; and (e) the receipt on or before the mailing of the Proxy Statement of an opinion of an independent investment banker selected by the Company to the effect that based on the review described therein, the price to be paid to the shareholders of the Company is fair to the shareholders of the Company from a financial point of view and that such opinion not be withdrawn or revoked on or prior to the Effective Date.

         The obligations of Collective and CBAC to consummate the Merger are also subject to certain additional conditions, including the termination, exercise or cancellation of all options or rights to acquire shares of the Common Stock of the Company. See "Stock Options."

         The Company has agreed that, pending the Closing, it will carry on its business in substantially the same manner as heretofore, keep in full force and effect insurance comparable in scope and coverage to that now maintained by it and use its best efforts to maintain and preserve its business organization intact. The Company has agreed that during this period it will not, other than in the ordinary course of business: (a) enter into any transaction or incur or agree to incur any obligation or liability, except for the issuance by a subsidiary of the Company of certain commercial paper; which will be guaranteed by the Company; (b) incur or commit to any capital expenditures; (c) alter the interest rate or fees charged in relation to loan service operations; (d) grant any general or uniform increase in the rates of pay of employees, except as consistent with past practice; (e) other than the merger of subsidiaries of the Company, merge into or consolidate, or sell its assets to any other corporation or person, or permit any other corporation to be merged or consolidated with it, or acquire all of the assets of any other corporation or person; (f) issue, sell, grant any option for, or acquire for value any shares of its capital stock or otherwise effect any change in connection with its capitalization, other than shares of its capital stock issued in connection with the exercise of employee stock options: (g) or change any of its methods of reporting income and deductions for Federal income tax purposes.

         The Company has also agreed that neither the Company nor its subsidiaries will declare or pay any dividends or make any distributions.

         The Company has also agreed that, pending the Closing or the earlier termination of the Merger Agreement and subject to the Company's and its directors' fiduciary duties as determined by counsel to the Company, it will not directly or indirectly through others, nor will it permit any of its officers, directors or other representatives to solicit any other person with respect to the purchase of the Company's or any of its subsidiaries' business, assets or capital stock, or, engage in or continue discussions with any other person or firm concerning the purchase of such business, assets or stock.

Regulatory Approvals

         The obligations of the Company to consummate the Merger are subject to the additional condition that the Company, CBAC and Collective have obtained all necessary consents, waivers and approvals required by agreements to which either the Company, CBAC and Collective may be a party or required by any law or regulation of any government or governmental authority, and any applicable waiting period has expired, prior to the Effective Date.

         The consummation of the Merger is conditioned, among other things, on the approval by the FRB under the Bank Holding Company Act of 1956, as amended. This approval is required by law and must be obtained before the Merger can be consummated. An application for such approval has been filed with the FRB.

         The Bank Holding Company Act provides that the FRB may not approve any transaction: (1) if such transaction would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; or (2) if the effect of such transaction, in any section of the country, may be to substantially lessen competition, or to tend to create a monopoly, or in any other manner to restrain trade, in each case unless the FRB finds that the anti-competitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served. In conducting its review of any application for approval, the FRB is required to consider the financial and managerial resources and future prospects of the company or companies and the banks concerned and the convenience and needs of the communities to be served. As interpreted by the FRB and the courts, the FRB may deny an application if it determines that the financial or managerial resources of the acquiring bank holding company are inadequate.

         The Bank Holding Company Act provides that a transaction approved by the FRB generally may not be consummated until thirty days (fifteen days if requested and granted by the FRB) after FRB approval. During such period, the U.S. Department of Justice may commence a legal action challenging the transaction under the antitrust laws. A commencement of an action would stay the effectiveness of the FRB's approval unless a court specifically orders otherwise. If, however, the Justice Department does not commence a legal action during such thirty day period, it may not thereafter challenge the transaction except in an action commenced under Section 2 of the Sherman Antitrust Act.

         The Bank Holding Company Act provides for the publication of notice and the opportunity for administrative hearings relating to the application for approval of the FRB noted above and authorizes the FRB to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could substantially delay the FRB approval required for consummation of the Merger.

         The approval of the New Jersey Department of Banking must also be obtained before the Merger can be consummated. The New Jersey Department of Banking is required to approve or disapprove a proposed acquisition within sixty days after receipt of an application or within thirty days after receipt of additional information submitted in response to a request by the Department. The Department of Banking must evaluate factors similar to those considered by the FRB in determining whether to approve the Merger. An application for approval has been filed with the New Jersey Department of Banking.

         The management of Collective and the Company have no reason to believe that the required governmental approvals will not be obtained. There can be no assurance, however, that any regulatory authority will approve the Merger and, if approved, there can be no assurance as to the date of such approval or that the Department of Justice will not object to the Merger. It is anticipated that the decisions of the above governmental agencies will not be rendered until after the shareholders of the Company have voted on the Merger.

Termination and Amendment

         The Reorganization Agreement may be terminated and the Plan of Merger abandoned at any time prior to the Closing (whether before or after its approval by the shareholders of the Company): (a) by mutual consent of the parties authorized by their respective Boards of Directors; (b) by written notice from one party to the other party if the Closing does not occur by December 31, 1996;
(c) by written notice from one party to the other party stating that the party giving such notice elects to terminate the Reorganization Agreement and abandon the Plan of Merger, as of a stated date, which will not be less than ten business days after the date on which such notice is given, because (i) the party receiving such notice will be unable, by December 31, 1996, to meet or satisfy one or more specified conditions precedent to the obligation of the party sending such notice to close under the Reorganization Agreement, and (ii) the party sending such notice does not intend to waive the satisfaction of such conditions precedent; or (d) in the event of termination of the Plan of Merger pursuant to the terms thereof.

         The Merger Agreement provides that in the event the Merger Agreement is terminated subsequent to the occurrence of a Triggering Event (as such term is defined in the Stock Option Agreement) or by Collective under certain circumstances as set forth in more detail in the Merger Agreement and within twelve months after such termination by Collective a Triggering Event shall occur, then in addition to any other amount payable or stock issuable by the Company pursuant to the Merger Agreement and/or the Stock Option Agreement, as the case may be, the Company shall pay to Collective a termination fee of $500,000.

         The Merger Agreement may be amended at any time, either before or after its approval by the shareholders of the Company, by written agreement of the Boards of Directors of the Company, CBAC and Collective, except that, after such shareholder approval, no amendment may be made which reduces or changes in form or time of payment the consideration to be received by the shareholders of the Company in the Merger or result in a materially adverse tax or other effect to the shareholders of the Company.

                 FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS


         The receipt of cash for shares of Common Stock in the Merger or pursuant to the exercise of dissenters' rights will be a taxable transaction for federal income tax purposes to the shareholders receiving such cash and may be a taxable transaction for state and local tax purposes as well. A holder of Common Stock will recognize gain or loss measured by the difference between such shareholder's adjusted tax basis for the shares of Common Stock owned by him at the time of the Merger and the amount of cash received therefor. In general, any gain or loss will be capital gain or loss if the shares of Common Stock are capital assets in the hands of the shareholder. Such gain or loss will be long-term capital gain or loss if such shareholder's holding period is more than six months, if the shares of Common Stock were acquired on or before January 1, 1988; or more than one year, if the shares of Common Stock were acquired after January 1, 1988.

         No ruling has been or will be requested from the Internal Revenue Service, and no opinion of counsel has been or will be given to the Company as to any of the tax consequences of the Merger.

         THE FOREGOING IS ONLY A GENERAL DESCRIPTION OF CERTAIN OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO SHAREHOLDERS, WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH SHAREHOLDER'S TAX SITUATION. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

                               MARKET INFORMATION


         The following table sets forth the high and low bid prices of the Company's Common Stock for each quarter during 1995 and 1994, based upon information obtained from either Janney Montgomery Scott, Inc., Haddonfield, New Jersey and/or Bloomberg Financial Services. These quotations may represent prices between dealers, may not include retail mark-ups, mark-downs, or commissions, and do not necessarily represent actual transactions. There was no substantial trading market of the Company's Common Stock in either 1995 or 1994.

       1995                 High Bid          Low Bid                     1994                High Bid            Low Bid
- --------------------      -------------     ------------          ---------------------     -------------      -------------

Fourth Quarter            $ 2.125          $ 1.750                 Fourth Quarter             $ 1.875            $ 1.875
Third Quarter               2.125            1.750                 Third Quarter                2.000              2.000
Second Quarter              2.250            2.000                 Second Quarter               1.500              1.500
First Quarter               2.250            1.750                 First Quarter                1.500              1.500


       1996                 High Bid          Low Bid
- --------------------      -------------     ------------


Second Quarter
 (thru June 18, 1996)       $ 4.500          $  2.125

First Quarter                 2.125             2.000


         On May 21, 1996, the last full trading day prior to the Company's public announcement of the signing of the Merger Agreement, the closing sales price per share of the Common Stock on the Bloomberg Financial Services was $2.23.

         As of the Record Date there were approximately 600 holders of record of the Company's Common Stock.

         On July 1, 1989, all of the outstanding capital stock of Continental Bank of New Jersey (the "Bank") was acquired by Continental Bancorporation (the "Company"), a company formed to serve as a holding company for the Bank. Each share of common stock of the Bank was exchanged for one share of common stock of the Company, and each share of convertible preferred stock of the Bank was exchanged for five shares of common stock of the holding company plus $0.75 paid by the Bank in cash. The cash payments which amounted to $344,768 represented three full quarterly cash dividends, which would have resulted in the conversion of the preferred stock of the Bank to common stock, consistent with the automatic conversion provision contained in the Bank's Restated Certificate of Incorporation. The Company paid a $.06 per share cash dividend on March 17, 1995.

         Cash available for dividend distribution to the holders of the Company's Common Stock must initially come from dividends paid to the Company by the Bank. Accordingly, restrictions on the Bank's cash dividend payments directly affect the payment of cash dividends by the Company.

         State banking statutes restrict the amount of dividends paid on capital stock of the Bank to an amount which, following the payment of such dividend, will not reduce surplus and undivided profits of the Bank to an amount less than 50 percent of capital stock. Dividends from the Bank and investment income earned on short term investments held by the Company are the only source of funds from which the Company currently can pay dividends to its stockholders.

         The Merger Agreement provides certain restrictions on the ability of the Company to declare and pay dividends prior to the time the Merger becomes effective. See "MERGER AGREEMENT -- Conditions and Covenants." If the Merger is not consummated for any reason, the payment of future cash dividends will be determined by the Board of Directors of the Company and will be dependent upon the earnings, financial condition and capital requirements of the Company and other factors.

                              ELECTION OF DIRECTORS


         The Bylaws of the Company provide that the Board of Directors is to consist of not less than two and not more than 25 directors, each holding office for one year and until their respective successor shall have been duly elected and qualified. The Bylaws further provide that the exact number of directors to be elected will be determined from time to time by the Board of Directors. The Board of Directors has fixed the number of persons to serve on the Company's Board of Directors at eight and recommends the election of the eight nominees named in this Proxy Statement.

         The following table sets forth information as of the Record Date concerning the Company's nominees for election to the Board of Directors. All nominees (other than David F. Dierker) for election to the Board of Directors were elected to the Board at the last Annual Meeting and all of the director nominees named below also serve on the Board of Directors of the Bank. If any of the nominees become unable to or for good cause will not serve, either (i) the current Board of the Company may nominate a substitute nominee, in which event the persons named in the enclosed proxy card will vote in accordance with their best judgment, or (ii) no new nominee may be nominated to fill such a vacancy, in which event the number of directors to be elected will be reduced accordingly. The Company expects all nominees to be willing and able to serve. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares of Common Stock.

         The following table and narrative set forth certain information with respect to the Company's nominees:

                                                                                             Number of
                                                                                             Shares of
                                                     Director of                            Common Stock             Percent of
                                                      the Bank                              Beneficially               Common
                   Name                                 Since               Age               Owned(1)                Stock(1)
- --------------------------------------------      -----------------      ---------      --------------------      ----------------
Stanley W. Adleman, President                           1982                69                    143,033                  3.0%
International Film, Services, Inc.
(Warehouse/Trucking)
Camden, NJ(2)

Ira Albom                                               1993                67                     60,124                  1.3%
Senior Vice President
Telefex, Inc.
New Wales, PA(3)

David F. Dierker                                        1995                38                        200                   *
President, Continental Bancorporation
and Continental Bank of New Jersey(4)
F. Budd Hineline Jr.                                    1985                72                    465,925                  9.9%
Self-Employed
Cherry Hill, NJ(5)

Richard H. Hineline                                     1978                71                    326,192                  6.9%
Retired
Haddonfield, NJ(5)(6)

Mark Rosen, President                                   1987                48                     35,031                   *
Garage Equipment Sales &
    Service, Inc.
(Sales and Service of Automotive
Parts and Equipment)
Camden, NJ(7)

William Steinberg                                       1985                50                  1,941,734                 37.9%
Chairman of the Board
Continental Bancorporation and
Continental Bank of New Jersey(8)

Vito A. Valecce, M.D., Physician                        1982                64                    127,016                  2.7%
Runnemede, NJ(9)

All Directors and Officers of the                                                               3,099,555                 59.6%
Company as a Group (9 persons)(10)







- ----------
* Less than one percent

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. Beneficial ownership may be disclaimed as to certain of the securities. Shares subject to outstanding stock options which an individual has the right to acquire within 60 days after the Record Date and shares which may be acquired upon conversion of the Subordinated Debentures are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such individual, or any group including such individual, but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other individual. Individual percentages have been rounded to the nearest tenth of a percentage point.

(2) Includes 1,025 shares owned jointly by Mr. Adleman and his wife, 23,887 shares of Common Stock owned of record by Mr. Adleman's brother, sister and children, 7,093 shares owned by Sea Associates, a partnership in which Mr. Adleman serves as general partner, 9,792 shares owned by International Film Service, a company of which Mr. Adleman is the principal shareholder, 256 shares owned by Mr. Adleman's wife, and 9,766 shares of Common Stock which may be acquired by Mr. Adleman upon conversion of the Subordinated Debentures.

(3)      Includes 59,242 shares of Common Stock owned jointly with spouse.

(4) Does not include 350,000 shares of Common Stock subject to outstanding stock options which were granted in 1995. Mr. Dierker became the President and Chief Executive Officer of the Bank and the Company in July 1995. From 1980 to June 1995, Mr. Dierker was employed at BancOne Corporation, Columbus, Ohio. Just prior to joining the Company and the Bank, he was Senior Vice President and Manager of Community Banking at Bank One, Cincinnati, N.A.

(5) F. Budd Hineline, Jr. and Richard H. Hineline are brothers. Each of the Hinelines disclaims beneficial ownership of the shares of Common Stock held by the other.

(6) Includes 48,828 shares of Common Stock which may be acquired by Mr. Hineline upon conversion of Subordinated Debentures. In June of 1990, Mr. Hineline retired from the consulting position he held with Atlas Corporation, a mineral mining company located in Denver, Colorado. Prior to that date, he served as President of Atlas Building Systems, Marlton, New Jersey.

(7) Includes 26,322 shares owned jointly by Mr. Rosen and his wife and 7,813 shares of Common Stock which Mr. Rosen and his children may acquire upon conversion of Subordinated Debentures. Does not include 284,437 shares of Common Stock owned by the Nathan Rosen Trust for which Mr. Rosen's mother and sister serve as co-trustees and as to which Mr. Rosen disclaims beneficial ownership. From June 1986 to March 1991, Mr. Rosen was employed by Mechanics Auto Parts, Camden, New Jersey. From January 1984 to May 1986, Mr. Rosen was employed by Philips Equipment and Supply, Camden, New Jersey.

(8) Includes 106,600 shares of Common Stock subject to outstanding stock options which Mr. Steinberg has the right to acquire within 60 days after the Record Date and 301,171 shares of Common Stock which may be acquired upon conversion of the Subordinated Debentures, all of which are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by Mr. Steinberg but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other individual. Also includes 1,087,478 shares of Common Stock held jointly by Mr. Steinberg and his wife and 307,505 shares of Common Stock held in trust for the benefit of Mr. Steinberg's minor child. Does not include the shares of Common Stock owned by Jeffrey Steinberg (580,326 shares) his adult child who is also an officer of the Bank and as to which Mr. Steinberg disclaims beneficial ownership. Mr. Steinberg joined the Bank in February 1985 and became Chairman of the Board in April 1986. Mr. Steinberg has been Chairman of the Company since March 1989. For more than five years prior to 1993, Mr. Steinberg was the President of Coordinated Health Services, Inc.

(9) Includes 12,812 shares held by Dr. Valecce's wife in trust for their children and 71,350 shares held by the Vito A. Valecce, M.D. Pension Plan Trust. Also includes 9,766 shares which may be acquired by Dr. Valecce upon conversion of the Subordinated Debentures.

(10) Included are 106,600 shares of Common stock subject to outstanding stock options which the directors and officers, as a group, have the right to acquire within 60 days after the Record Date and 377,344 shares of Common Stock which may be acquired upon conversion of Subordinated Debentures owned by the officers and directors in the group.


         Except as otherwise indicated, each of the directors and nominees has had the same principal occupation or employment for at least the past five years.

Committees of the Board and Attendance

         During 1995, the Company's Board of Directors held twelve meetings. The Bank's Board of Directors (the "Bank's Board") held sixteen meetings. The Company's Board of Directors does not have any standing committees. The Bank's Board, however, does have a number of standing committees, including, among others, an Audit Committee, Human Resources (Personnel) Committee and Nominating Committee. To the extent necessary, the committees of the Bank's Board also serve as committees of the Company's Board of Directors.

         The Audit Committee is responsible for reviewing and considering actions of the Bank's Board and the Company's Board of Directors in matters relating to audit functions, selecting the Company's independent accountants, reviewing with the Company's independent accountants the scope and results of their audit, and reviewing the internal audits and the effectiveness of procedures. The current members of the Audit Committee who are directors and/or nominees for director are Ira Albom, Mark Rosen and William Steinberg. The committee held two meetings during 1995.

         The Human Resources (Personnel) Committee is responsible for the Company's two stock option plans. The members of the Human Resources (Personnel) Committee who are directors and nominees for director are Stanley W. Adleman, Richard H. Hineline, Mark Rosen, William Steinberg and Vito A. Vallecce. This committee did not meet during 1995.

         The Nominating Committee is responsible for submitting to the Board of Directors the names of potential nominees for director. The Nominating Committee will consider nominees for directorships recommended by shareholders if such recommendations are submitted in writing to the Nominating Committee a reasonable time prior to the Annual Meeting. The members of the Nominating Committee who are directors and nominees for director are F. Budd Hineline, Jr., William Steinberg, Vito A. Valecce and Mark Rosen. This committee did not meet during 1995.

         During 1995, all of the Company's directors who are currently standing for reelection attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and all committees thereof of which they were members. Through March, 1995, Directors who were not also employees of the Company received $150 for each Board meeting attended and members of the Loan Committee and Executive Committee who were not also employees of the Company received $150 for each such committee meeting attended. Since March, 1995, no director fees have been paid.

         Unless authority has been withheld, the proxy agents intend to vote FOR the election of both of the Company's nominees. Under the law of the Company's state of incorporation, the election of directors is by a plurality vote so that the eight nominees who receive the most "FOR" votes shall be elected. An abstention, broker non-vote or withholding authority to vote will not have the same legal effect as a vote "against" a director and is not counted in determining whether the nominee has received the required shareholder vote.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NAMED EIGHT NOMINEES TO HOLD OFFICE UNTIL THE NEXT ELECTION AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.


                              SHAREHOLDER PROPOSALS

         Assuming the Merger is not consummated, Shareholder proposals regarding the 1997 Annual Meeting must be submitted to the Company by [ ], 1997 to receive consideration for inclusion in the Company's 1997 Proxy Statement.


                 DESCRIPTION OF THE CAPITAL STOCK OF THE COMPANY

         The Company is authorized to issue 10,000,000 shares of Common Stock, par value $2.00 per share and 1,000,000 shares of preferred stock. As of the Record Date, [ ] shares of Common Stock were issued and outstanding and no shares of preferred stock were issued or outstanding.

         The holders of Common Stock are entitled to dividends when and as declared by the Board of Directors, subject to applicable legal restrictions, and to participate equally in the net assets of the Company available for distribution in the event of the liquidation of the Company, after payment of any amounts due to creditors. The holders of the Common Stock have one vote per share, have no preemptive, subscription or conversion rights, and are not entitled to cumulative voting in the election of directors. The Common Stock is not subject to any liability for further assessments. The Transfer Agent and Registrar for the Common Stock is Continental Bank of New Jersey.


           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Company's independent certified public accountants during the most recent year was Grant Thornton LLP. The Board of Directors has selected Grant Thorton LLP to be the Company's independent certified public accountants for 1996. The selection of the Company's independent certified public accountants is not being submitted to shareholders because there is no legal requirement to do so. A representative of Grant Thorton LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement, if he desires to do so, and to be available to respond to appropriate questions.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company pursuant to the informational requirements of the Exchange Act, can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; Los Angeles Regional Office, 5757 Wilshire Blvd., Suite 500 East, Los Angeles, California 90036- 3648; and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material can also be obtained from the public reference section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

         After the Effective Date of the Merger, registration of the Common Stock under the Exchange Act will be terminated.

         The Proxy Statement incorporates by reference information from documents which are not presented herein or delivered herewith. These documents (not including exhibits thereto, unless such exhibits are specifically incorporated by reference into the information incorporated herein) are available free of charge to any shareholder of the Company, including any beneficial owner, upon written or oral request directed to David F. Dierker, President (telephone number 609-227- 8000). Responses to any such request will be made within one business day by sending the requested documents by first class mail or other equally prompt means. In order to ensure timely delivery of the documents in advance of the Annual Meeting to which this Proxy Statement relates, any request should be made by [ ], [ ], 1996.

         The Company is furnishing to each person whose proxy is being solicited a copy of the 1995 Annual Report to Shareholders and the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1996.


                           INCORPORATION BY REFERENCE


         Certain other documents previously filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference in the Proxy Statement. The documents are (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Report on Form 10-K/A dated April 25, 1996 (which includes portions of the 1995 Annual Report to Shareholders); and (ii) the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.


                                 By Order of the Board of Directors,




                                 WILLIAM STEINBERG
                                 Chairman of the Board

                                                                  APPENDIX A

- ------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER



                                 BY AND BETWEEN



                            COLLECTIVE BANCORP, INC.,



                                   CBAC CORP.


                                       AND


                           CONTINENTAL BANCORPORATION



                      Dated as of the 21st day of May, 1996






- ------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page

                                                       ARTICLE I
                                                      THE MERGER

Section 1.01  Structure of the Merger...........................................................................  1
Section 1.02  Effect on Outstanding Shares......................................................................  2
Section 1.03  Exchange Procedures...............................................................................  2
Section 1.04  Options...........................................................................................  4
Section 1.05  Secondary Merger..................................................................................  4
Section 1.06  Modification of Structure.........................................................................  4

                                                       ARTICLE II
                                             REPRESENTATIONS AND WARRANTIES

Section 2.01  Representations and Warranties of the Seller......................................................  4
Section 2.02  Representations and Warranties of the Purchaser and Acquisition Corp.............................. 18

                                                       ARTICLE III
                                               CONDUCT PENDING THE MERGER

Section 3.01  Conduct of the Seller's Business Prior to the Effective Time...................................... 22
Section 3.02  Forbearance by the Seller......................................................................... 23
Section 3.03  Conduct of the Purchaser's  Business Prior to the Effective Time.................................. 27


                                                       ARTICLE IV
                                                        COVENANTS

Section 4.01  No Solicitation................................................................................... 27
Section 4.02  Certain Policies of the Seller; Balance Sheet..................................................... 28
Section 4.03  Access and Information............................................................................ 29
Section 4.04  Certain Filings, Consents and Arrangements........................................................ 30
Section 4.05  Additional Agreements............................................................................. 31
Section 4.06  Publicity......................................................................................... 31
Section 4.07  Notification of Certain Matters................................................................... 31
Section 4.08  Indemnification................................................................................... 32
Section 4.09  Shareholders' Meeting............................................................................. 33
Section 4.10  Proxy Statement................................................................................... 33
Section 4.11  Stock Option Agreement............................................................................ 34
Section 4.12  Dissenters' Rights................................................................................ 34
Section 4.13  Operating Transition...............................................................................34

                                                             i






                                                        ARTICLE V
                                               CONDITIONS TO CONSUMMATION

Section 5.01  Conditions to Each Party's Obligations............................................................ 34
Section 5.02  Conditions to the Obligations of the Purchaser under this Agreement............................... 35
Section 5.03  Conditions to the Obligations of the Seller....................................................... 37


                                                       ARTICLE VI
                                                       TERMINATION

Section 6.01  Termination....................................................................................... 39
Section 6.02  Effect of Termination. ............................................................................40


                                                       ARTICLE VII

                                           CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

Section 7.01  Effective Date and Effective Time................................................................. 40
Section 7.02  Deliveries at the Closing......................................................................... 41


                                                      ARTICLE VIII
                                                      OTHER MATTERS

Section 8.01  Certain Definitions; Interpretation............................................................... 41
Section 8.02  Non-Survival of Representations, Warranties, Covenants and Agreements............................. 41
Section 8.03  Amendment......................................................................................... 41
Section 8.04  Waiver............................................................................................ 41
Section 8.05  Counterparts...................................................................................... 42
Section 8.06  Governing Law..................................................................................... 42
Section 8.07  Expenses.......................................................................................... 42
Section 8.08  Notices........................................................................................... 42
Section 8.09  Entire Agreement; Etc............................................................................. 43
Section 8.10  Assignment........................................................................................ 43
Section 8.11  Schedules Not Admissions.......................................................................... 44

List of Exhibits

Exhibit A         Plan of Merger
Exhibit B         Stock Option Agreement

         This is an AGREEMENT AND PLAN OF MERGER, dated as of the 21st day of May, 1996 (this "Agreement"), by and among COLLECTIVE BANCORP, INC., a Delaware corporation (the "Purchaser"), CBAC CORP., a Delaware corporation and a wholly owned subsidiary of the Purchaser (the "Acquisition Corp."), and CONTINENTAL BANCORPORATION, a New Jersey chartered corporation (the "Seller").

                             INTRODUCTORY STATEMENT

         The Boards of Directors of the Purchaser, the Acquisition Corp. and the Seller have approved, and deem it advisable and in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein.

         The Purchaser, the Acquisition Corp. and the Seller desire to make certain representations, warranties and agreements in connection with the business combination transaction provided for herein and to prescribe various conditions to such transaction.

         In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


                                    ARTICLE I

                                   THE MERGER

         Section 1.01 Structure of the Merger. On the Effective Date (as defined in Section 7.01), Acquisition Corp. shall merge (the "Merger") with and into the Seller pursuant to a Plan of Merger substantially in the form attached as Exhibit A and which qualifies as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended; the separate existence of Acquisition Corp. shall cease; Seller shall be the surviving corporation in the Merger (the "Surviving Corporation") and a wholly owned subsidiary of Purchaser; and all of the property (real, personal and mixed), rights, powers and duties and obligations of Acquisition Corp. shall be taken and deemed to be transferred to and vested in Seller, as the Surviving Corporation in the Merger, without further act or deed; all in accordance with the applicable laws of the State of Delaware and, to the extent applicable, the laws of the State of New Jersey. At the Effective Time (as defined in Section 7.01), the Certificate of Incorporation and Bylaws of the Seller shall be amended in their entirety to conform to the Certificate of Incorporation and Bylaws of Acquisition Corp. in effect immediately prior to the Effective Time and shall become the Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the directors and officers of Acquisition Corp. shall become the directors and officers of the Surviving Corporation.

         Section 1.02  Effect on Outstanding Shares.

         (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of the Seller's common stock, par value $2.00 per share (the "Seller Common Stock") issued and outstanding at the Effective Time, other than (i) shares held directly or indirectly by the Purchaser (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) (ii) shares held as treasury stock of the Seller
(iii) shares underlying unexercised stock options and (iv) shares as to which dissenters' rights have been asserted and duly perfected in accordance with the provisions of the laws of the State of New Jersey, shall become and be converted into the right to receive $5.00 in cash without interest (the "Merger Consideration"). As of the Effective Time, each share of Seller Common Stock held directly or indirectly by the Purchaser (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), each share of Seller Common Stock held as treasury stock of the Seller, other than shares underlying unexercised stock options and shares as to which dissenters' rights have been asserted and duly perfected in accordance with the provisions of the laws of the State of New Jersey, shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto. Each option to purchase Seller Common Stock (other than options granted to Purchaser pursuant to the attached Stock Option Agreement identified as Exhibit B) outstanding immediately prior to the Effective Time, shall be cancelled in exchange for the right to receive cash payments as set forth in Section 1.04.

         (b) The shares of common stock of Acquisition Corp. issued and outstanding immediately prior to the Effective Time shall become shares of the Surviving Corporation after the Merger and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation.

         Section 1.03  Exchange Procedures.

         (a) At and after the Effective Time, each certificate previously representing shares of Seller Common Stock (the "Certificate") (except as specifically set forth in Section 1.02) shall represent only the right to receive the Merger Consideration in cash without interest.

         (b) At or before the Effective Time, the Purchaser shall deposit, or shall cause to be deposited, with Midlantic Bank (or such other bank or trust company as selected by the Purchaser and reasonably acceptable to the Seller) as exchange agent (the "Exchange Agent"), for the benefit of the holders of shares of Seller Common Stock, for exchange in accordance with this Section 1.03, an amount of cash sufficient to pay the aggregate Merger Consideration to be paid pursuant to Section 1.02.

         (c) As soon as practicable after the Effective Time, but no later than 10 calendar days after the Effective Time, the Purchaser shall cause the Exchange Agent to mail or deliver to each holder of record of a Certificate or Certificates (other than holders of dissenting shares) the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the

Exchange Agent, which shall be in a customary form; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of a Certificate or Certificates to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor a check in an amount equal to the product of the Merger Consideration and the number of shares of Seller Common Stock represented by the Certificate or Certificates surrendered pursuant to the provisions hereof, and the Certificate or Certificates so surrendered shall forthwith be cancelled. The Purchaser shall direct the Exchange Agent to make payment of the Merger Consideration with respect to the Certificates so surrendered as soon as practicable and, in any event, within five (5) business days of the receipt of all required documentation. No interest will be paid or accrued on the Merger Consideration. In the event of a transfer of ownership of any shares of Seller Common Stock not registered in the transfer records of the Seller, a check for the Merger Consideration may be issued to the transferee if the Certificate representing such Seller Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable discretion of the Purchaser and the Exchange Agent, (i) to evidence and effect such transfer and
(ii) to evidence that all applicable stock transfer taxes have been paid.

         (d) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Seller of any shares of Seller Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Purchaser, they shall be cancelled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.03.

         (e) Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the shareholders of the Seller for 18 months after the Effective Time shall be repaid by the Exchange Agent to the Purchaser. Any shareholders of the Seller who have not theretofore complied with this Section 1.03 shall thereafter look only to the Purchaser for payment of their Merger Consideration deliverable in respect of each share of Seller Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. Notwithstanding the foregoing, none of the Purchaser, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Seller Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

         Section 1.04  Options.

         (a) At the Effective Time, Seller shall pay to each holder of an option which has been granted by the Seller to purchase shares of Seller Common Stock (other than options granted to Purchaser pursuant to the attached Stock Option Agreement identified as Exhibit B) which is outstanding and exercisable but unexercised immediately prior to the Effective Time ("Seller Options"), an amount in cash computed by multiplying (i) any positive difference obtained by subtracting from (x) the per share amount of the Merger Consideration and (y) the per share exercise price applicable to such option by (ii) the number of shares of Seller Common Stock subject to such option, subject, with respect to each such holder, to the receipt by the Purchaser of an acknowledgment from such holder that such payment shall constitute consideration for the termination and cancellation of such option. The Seller agrees to take or cause to be taken all action necessary so that each such option outstanding immediately after the Effective Time as a result of the failure of the holder thereof to deliver the acknowledgment described in the preceding sentence shall be converted into a right to receive the amount described in the preceding sentence.

         Section 1.05 Secondary Merger. The Surviving Corporation and the Purchaser shall enter into a plan of merger (which shall be a plan of complete liquidation and dissolution of the Surviving Corporation for purposes of Sections 332(a) and 337(a) of the Internal Revenue Code of 1986, as amended (the "Code")) pursuant to which the Surviving Corporation will be merged with and into the Purchaser immediately after the Effective Time (the "Secondary Merger"). The documentation relating to the Secondary Merger shall provide that the directors of the Purchaser as the surviving entity of the Secondary Merger shall be all of the respective directors of the Purchaser immediately prior to such merger.


         Section 1.06 Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, Purchaser may elect to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal or state income tax consequences to the Seller and its stockholders or to holders of options to purchase Seller Common Stock as a result of such modification; (ii) the consideration to be paid to holders of Seller Common Stock or Seller Options under this Agreement is not thereby changed in kind or reduced in amount because of such modification; and (iii) such modification will not be likely to delay materially or jeopardize receipt of any required regulatory approvals.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.01 Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser and Acquisition Corp. that, except as specifically disclosed in a letter of the Seller delivered to the Purchaser prior to the execution hereof (and making specific reference to the Section or Sections of this Agreement for which an exception is taken) (such letter, as amended from time to time in the manner provided for in
Section 4.07 hereof, the "Disclosure Schedule"):

         (a)      Organization.

                  (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Except for the Seller Bank, Seller has no direct subsidiaries. The Seller and each of its Subsidiaries is duly qualified to do business and is in good standing in New Jersey and in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary and where the failure to be so qualified would have a Material Adverse Effect. The minute books of the Seller and each Subsidiary accurately record, in all material respects, all material corporate actions of its stockholders and Board of Directors (including Committees thereof). Prior to the execution of this Agreement, Seller has delivered to Purchaser true and correct copies of the Charter and Bylaws of Seller and of each Subsidiary. The Seller is a registered bank holding company under the Bank Holding Company Act. The Seller and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its properties. The Seller has the corporate power and authority to execute and deliver this Agreement and the power to consummate the transactions contemplated hereby.

                  (ii) Seller Bank is a commercial bank, duly organized, validly existing and in good standing under the laws of the State of New Jersey. Except for Continental Investment Corporation, Seller Bank has no direct or indirect subsidiaries. (Seller Bank and Continental Investment Corporation are sometimes collectively referred to herein as the "Subsidiaries".) The Subsidiaries each have the corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its properties, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary and where the failure to be so qualified would have a Material Adverse Effect.

                  (iii) The Seller and the Subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their business. The Seller and the Subsidiaries have each conducted its business so as to comply in all material respects with all applicable federal, state and local statutes, ordinances, regulations or rules, and neither the Seller nor any of the Subsidiaries is presently charged with, or, to the Seller's knowledge, under governmental investigation with respect to, any actual or alleged material violations of any statute, ordinance, regulation or rule; and neither the Seller nor either of the Subsidiaries is the subject of any pending or, to the Seller's knowledge, threatened material proceeding by any regulatory authority having jurisdiction over its business, properties or operations.

                  (iv) The Disclosure Schedule 2.01(a)(iv) sets forth all of the Subsidiaries of the Seller and all entities (whether corporations, partnerships, or similar organizations), including the corresponding percentage ownership, in which the Seller owns, directly or indirectly, 10% or more of the ownership interests ("Subsidiary") as of the date of this Agreement and indicates for each Subsidiary, as of such date, its jurisdiction of organization. Except as set forth in the Disclosure Schedule 2.01(a)(iv), the Seller owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. Except for Seller Bank, no Subsidiary of the Seller is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by the Seller or by another Subsidiary of the Seller are fully paid, nonassessable and not subject to any preemptive rights and, except as set forth in the Disclosure Schedule 2.01(a)(iv), are owned by the Seller or a Subsidiary of the Seller free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares so held.

         (b)      Capital Structure.

                  (i) The authorized capital stock of the Seller consists of Ten Million (10,000,000) shares of Seller Common Stock, par value $2.00 per share (the "Seller Common Stock") and Five Million (5,000,000) shares of preferred stock (the "Seller Preferred Stock"). As of April 26, 1996: (A) 4,807,561 shares of Seller Common Stock were issued and outstanding, and no shares of Seller Preferred Stock were issued or outstanding, (B) 486,600 shares of Seller Common Stock were reserved for issuance pursuant to stock options, (C) no shares of Seller Preferred Stock were reserved for issuance and (D) 428,125 shares of Seller Common Stock were reserved for issuance to retire the Seller's 11% Convertible Subordinated Debentures (the "Debentures") and (E) 95,153 shares of Seller's Common Stock were held by the Seller in its treasury. All outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights. The Disclosure Schedule 2.01(b)(i) sets forth a complete and accurate list of all options to purchase Seller Common Stock outstanding, including the dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to option for each grant and a complete list of the outstanding Debentures.

                  (ii) As of the date of this Agreement, except for this Agreement and as set forth in the Disclosure Schedule 2.01(b)(i), neither the Seller nor any of its Subsidiaries is a party to or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating the Seller or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of the Seller or any of its Subsidiaries or obligating the Seller or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of the Seller or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Seller or any of its Subsidiaries.

                  (iii) To the best of Seller's knowledge, except as declared in Disclosure Schedule 2.01(b)(iii), no person or "group" (as that term is used in Section 13(d)(3) of the

Securities Exchange Act of 1934, as amended (the "Exchange Act")) is the beneficial owner of 5% or more of the outstanding shares of Seller Common Stock.

         (c) Authority. The Seller has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the requisite vote of the shareholders of the Seller and approval of regulators, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and, assuming due execution and delivery by each of the Purchaser and the Acquisition Corp., constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

         (d) Shareholder Approvals. The Board of Directors of the Seller has directed that this Agreement and the transactions contemplated hereby be submitted to the Seller's shareholders for approval at a meeting of such shareholders and, except for adoption of this Agreement by the requisite vote of the Seller's shareholders, no other corporate proceedings on the part of theSeller are necessary to approve this Agreement and to consummate the transactions contemplated hereby. The approval of the majority of the shares of Seller Common Stock present and voting at a duly called meeting of the shareholders is required for approval of this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Seller has received the written opinion of Berwind Financial Group, LP, to the effect that the Merger Consideration to be received by the shareholders of the Seller is fair, from a financial point of view, to such shareholders.

         (e) No Violations. Subject to approval of this Agreement by the regulatory agencies referred to in Section 2.01(g)(ii), the execution, delivery and performance of this Agreement by the Seller do not, and the consummation of the transactions contemplated hereby by the Seller will not, constitute (i) a breach or violation of, or a default under, any law, including any Environmental Law (as defined in Section 2.01(s)), rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Seller or any Subsidiary of the Seller or to which the Seller or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the certificate or articles of incorporation or Bylaws of the Seller or any Subsidiary of the Seller or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance (a "Lien") upon any of the properties or assets of the Seller or any Subsidiary of the Seller under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Seller or any Subsidiary of the Seller is a party, or to which any of their respective properties or assets may be bound or affected.

         (f) Consents. Except as set forth in Disclosure Schedule 2.01(f) or referred to herein or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Bank Holding Company Act, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Home Owners' Loan Act of 1933, as amended (the "HOLA"), the Bank Merger Act, as amended (the "BMA"), N.J.S.A. 17:9A-344, et seq., (the "NJSA"), the rules and regulations of the Office of Thrift Supervision (the "OTS"), and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority or any other party is necessary for the consummation by the Seller of the Merger or the other transactions contemplated by this Merger Agreement.

         (g)      Reports.

                  (i) As of their respective dates, neither the Seller's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, nor any other document filed subsequent to December 31, 1991, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form (including any documents specifically incorporated by reference therein) filed with the Securities and Exchange Commission (collectively, the "Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided, however, that Seller's amendment of any Reports, in and of itself, in response to SEC comments will not be violative of this section. Each of the balance sheets of the Seller or its Subsidiaries contained or specifically incorporated by reference in the Seller's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of income and of changes in shareholders' equity and of cash flows of the Seller or its Subsidiaries, contained or specifically incorporated by reference in its Reports (including in each case any related notes and schedules) (collectively the "Financial Statements"), fairly presented the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

                  (ii) The Seller and each of its Subsidiaries have each filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1993 with (A) the SEC, (B) the Federal Deposit Insurance Corporation (the "FDIC"), (C) the Department of Banking and Insurance of the State of New Jersey (the "Department") or other banking regulatory authority (collectively, the "Regulatory Agencies") and (E) the National Association of Securities Dealers, Inc. and any other self-regulatory organization ("SRO"), and have paid all fees and assessments due and payable in connection therewith, except for those fees and assessments that would not be material.

         (h) Absence of Certain Changes or Events. From December 31, 1995, to the date hereof: (i) the Seller and its Subsidiaries have not, except as set forth in the Disclosure Schedule 2.01(h), incurred any material liability, other than in the ordinary course of their business consistent with past practice, and
(ii) there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Seller. "Material Adverse Effect," with respect to a person, means a material adverse effect upon the business, assets, financial condition or results of operations, in each case, of the Seller or its Subsidiaries, either individually or taken as a whole, except for any material adverse effect caused by any change occurring after the date hereof in any federal or state law rule or regulation or in GAAP, which change affects state-chartered commercial banks generally and except that any changes in the aggregate value of the securities or loan portfolios held by the Seller or Seller Bank or by Purchaser as of the date hereof as a result of changes in generally prevailing market interest rates shall not be deemed a Material Adverse Effect.

         (i) Business of Seller. Since December 31, 1995, Seller has conducted its business only in the ordinary course. For purposes of the foregoing, Seller has not, since December 31, 1995, controlled expenses through (i) elimination of employee benefits, (ii) deferral of routine maintenance of real property or leased premises, (iii) elimination of reserves where the liability related to such reserve has remained, (iv) reduction of capital improvements from previous levels, (v) failure to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in the business of Seller, (vi) capitalized loan production expenses other than in accordance with Statement of Financial Accounting Standard No. 91, or (vii) extraordinary reduction or deferral of ordinary or necessary expenses.

         (j) Taxes. All federal, state, local and foreign tax returns, as defined below, required to be filed by or on behalf of the Seller or any of its Subsidiaries have been duly and timely filed or requests for extensions have been timely filed (and any such extension shall have been granted and not have expired). All taxes, as defined below, shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on the Seller's balance sheet as of December 31, 1995 (in accordance with GAAP). Since January 1, 1991, there has been no audit or examination of the Seller by the Internal Revenue Service ort an audit or examination of the Seller by the applicable taxing authority of the State of New Jersey. As of the date of this Agreement, there is no audit examination, deficiency, claim or assessment, or refund litigation with respect to any taxes of the Seller or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect on the Seller, and no claim or assessment has been made by any authority in a jurisdiction where the Seller or any of its Subsidiaries do not file tax returns and the Seller or any such Subsidiary is subject to taxation. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to the Seller or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on the Seller's balance sheet as of December 31, 1995 (in accordance with GAAP). Except as set forth in Disclosure Schedule 2.01(j), the Seller and its Subsidiaries have complied with the Tax

Identification Number reporting requirements and have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Except as set forth in Disclosure
Schedule 2.01(j), the Seller and each of its Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and the Seller and each of its Subsidiaries have timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements, except in each case for such failure to withhold, pay or comply that would not, individually or in the aggregate, result in a Material Adverse Effect on the Seller.

         "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local, or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. "Tax Return" shall mean any return, report, information return or other documents (including any related or supporting information) with respect to Taxes.

         (k) Absence of Claims. Except as set forth in Disclosure Schedule 2.01(k), Seller is not a party to any pending litigation, legal, administrative, arbitration or other proceeding, claims, actions, investigations or inquiries or controversy before any court or governmental agency ("Claim"), and Seller is not aware of any pending Claim against Seller, any of its Subsidiaries, or to which Seller or any of its Subsidiaries' assets are subject, in either case which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Seller or to materially hinder or delay consummation of the transactions contemplated hereby, and, to the Seller's knowledge, no such Claim has been threatened.

         (l) Absence of Regulatory Actions. Except as set forth in Disclosure
Schedule 2.01(l), neither the Seller nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Regulatory Agency") nor has it been advised by any Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar written undertaking. In connection with the most recent examinations of the Seller and/or Seller Bank, Seller and Seller Bank have not been informed or ordered by any Regulatory Agency, whether by written communication or otherwise, to amend or change in any material way Seller's or Seller Bank's Reports, accounting methods, methods of operation, or business practices, or to classify any loans not previously classified or to charge-off any loans, or increase Seller Bank's allowance for loan losses, or to take or discontinue any activity or action.

         (m)      Agreements.

                  (i) Except for this Agreement and except as disclosed in Disclosure Schedule 2.01(m)(i), neither the Seller nor any of its Subsidiaries is a party to a written or, to the Seller's knowledge, oral (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business and customary real estate brokerage commissions in connection with the sale of REO) not terminable on thirty (30) days' or less notice, and providing for payments in excess of $5,000 per annum, (B) agreement with any director, executive officer or other key employee of the Seller or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Seller or any of its Subsidiaries of the nature contemplated by this Agreement, (C) agreement with respect to any director, executive officer or key employee of the Seller or any of its Subsidiaries providing for other than at-will employment, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, or any other non-qualified compensation plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (E) agreement containing covenants that limit the ability of the Seller or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which or method by which, the Seller (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any Regulatory Agency), (F) agreement which by its terms limits the payment of dividends by Seller or any Subsidiaries, (G) instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Seller or any of its Subsidiaries is an obligor to any person, which instrument evidences or relates to indebtedness (other than deposits, repurchase agreements, bankers acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds") or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Effective Time to Purchaser, or any of Purchaser's subsidiaries; (H) contract (other than this Agreement) limiting the freedom of Seller or Seller Bank to engage in any type of banking or bank-related business permissible under law; (I) contract, plan or arrangement which provides for payments of benefits payable to any participant therein or party thereto, and which might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Code Section 280G; or (J) agreement for investment banking services or services related to the sale, merger or acquisition of the Seller or its Subsidiaries.

                  (ii) All the contracts, plans, arrangements and instruments listed in Disclosure Schedule 2.01(m)(i) are in full force and effect on the date hereof and neither Seller nor, to the knowledge of Seller, any other party to any such contract, plan, arrangement or instrument, has breached any provisions of, or is in material default in any respect under any term of, any such contract, plans, arrangement or instrument. Except as otherwise described in Disclosure Schedule 2.01(m)(ii), no plan, employment agreement, termination agreement, or similar agreement or arrangement to which Seller or any of its Subsidiaries may be liable (i) contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue benefits thereunder; (ii) provides for acceleration in the vesting of benefits thereunder upon the occurrence of a change in ownership or control of Seller or its Subsidiaries; (iii) provides for benefits which may cause the disallowance of a federal income tax deduction under the Code Section 280G; or
(iv) requires Seller or any of its Subsidiaries to provide a benefit in the form of Seller Common Stock or determined by reference to the value of Seller Common Stock.

                  (iii) Neither the Seller nor any of its Subsidiaries is in default under or in violation of any provision, and is not aware of any fact or circumstance that has been or could be alleged to constitute a material default or violation, of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

                  (iv) Disclosure Schedule 2.01(m)(iv) contains all contracts relating to data processing services. Under such disclosed contracts, Seller shall give no notice of termination unless there has been prior written approval by the Purchaser.

         (n) Labor Matters. Neither the Seller nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees. Neither the Seller nor any of its Subsidiaries is the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is the management of the Seller aware of any strike, other labor dispute or organizational effort involving the Seller or any of its Subsidiaries that is pending or threatened.

         (o) Employee Benefit Plans. Disclosure Schedule 2.01(o) contains a complete list of all employee, retiree or director pension, retirement, stock option, stock purchase, restricted stock, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, supplemental income, supplemental retirement, consulting, bonus, group insurance, key executive officer insurance, vacation, sick leave, severance and any other benefit plans, employment contracts (providing termination, change in control, or severance payments), agreements, arrangements, or policies including, but not limited to, employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto, maintained with respect to any present or former directors, officers, or other employees of the Seller or any of its Subsidiaries (hereinafter referred to collectively as the "Employee Plans"). All of the Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither the Seller nor any of its Subsidiaries has engaged in a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which is likely to result in any material penalties or taxes to the Seller or its Subsidiaries under Section 502(i) of ERISA or Section 4975 of the Code. No material liability to the Pension Benefit Guaranty Corporation has been incurred and, except as described on Disclosure Schedule 2.01(o), there exists no fact or circumstance which would cause the Seller to expect to incur any such liability with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by the Seller or any entity which is considered one employer with the Seller under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Except as described on Disclosure Schedule 2.01(o), no Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the date hereof; the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under each Pension Plan as of the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan as of the date hereof does not exceed the fair market value of the assets of such Pension Plan, and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan within the 12-month period ending on the date hereof. Neither the Seller nor any Subsidiary of the Seller has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither the Seller, its Subsidiaries, nor any ERISA Affiliate currently contributes or, since December 31, 1988, has contributed to any multiemployer plan, as defined in Section 3(37) of ERISA. Each Employee Plan of the Seller or of any of its Subsidiaries which is an employee "pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service (the "IRS") that the pension benefit plan meets the Tax Reform Act of 1986 and all applicable legislative and regulatory requirements for tax qualification that became effective at the time that the determination letter was issued and the Seller and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder in all material respects and any assets of any such Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and subject to the provisions of Section 4.03(e) of this Agreement may be applied to satisfy, any securities acquisition indebtedness. There is no pending or, to the Seller's knowledge, threatened litigation, administrative action or proceeding relating to any Employee Plan. There has been no announcement or commitment by the Seller or any Subsidiary of the Seller to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which materially increase the cost of such Employee Plan and except for any plans or amendments expressly described herein or on Disclosure Schedule 2.01(o); and, except as set forth in Disclosure
Schedule 2.01(o), the Seller and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Employee Plan (exclusive of any coverage mandated by the Consolidated Omnibus Reconciliation Act of 1986 ("COBRA") that cannot be amended or terminated upon no more than sixty (60) days' notice without incurring any liability thereunder. With respect to each Employee Plan to the extent applicable, the Seller has supplied or will promptly supply to the Purchaser a true and complete copy of (A) the most recent annual report on the applicable form of the Form 5500 series filed with the IRS with all the attachments filed, (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan. To the extent that any individual plan or arrangement described under this Section 2.01 does not completely meet representations made herein, such plan and its variance from the representation is set out in Disclosure Schedule 2.01(o).

         (p) Title to Assets. Except for the Real Estate Owned ("REO")and except as set forth in Disclosure Schedule 2.01(p), the Seller and each of its Subsidiaries has insurable title (subject only to standard title insurance policy exceptions as determined by customary practices in the area in which such properties are located) to its owned real properties, except for liens, as defined below, or such other defects arising by operation of law or which would not, individually or in the aggregate, have a Material Adverse Effect on the Seller. Seller, as lessee, has the right under valid and existing leases of properties used by Seller in the conduct of its business to occupy and use all such properties that are leased by it as are now occupied and used by it. Liens shall mean any claim, encumbrance, or charge on property for payment of a debt, obligation or duty.



         (q) Fees. Except as set forth in Disclosure Schedule 2.01(q) and other than financial advisory services performed for the Seller by Berwind Financial Group, LP, the terms of which are set forth in Disclosure Schedule 2.01(q), neither the Seller nor any of its Subsidiaries, nor to Seller's knowledge any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Seller or any Subsidiary of the Seller, in connection with this Agreement or the transactions contemplated hereby.

         (r)      Environmental Matters.

                  (i) Except as set forth in Disclosure Schedule 2.01(r) with respect to the Seller and each of its Subsidiaries:

                            (A) Each of the Seller and its Subsidiaries, and to
the knowledge of the Seller, the Properties (as defined below) are, and have been, in substantial compliance with all applicable Environmental Laws (as defined below);

                            (B) There is no judicial or administrative
proceeding pending or, to the knowledge of the Seller, threatened against it or any of its Subsidiaries (x) for alleged noncompliance (including by any predecessor) with, or liability under, any applicable Environmental Law or (y) relating to the Release (defined below) into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries;

                            (C) There is no judicial or administrative
proceeding pending or to the knowledge of the Seller threatened against the Seller or any of its Subsidiaries in respect of any Property (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release into the environment of any Hazardous Material whether or not occurring at or on such Property;

                            (D) To the knowledge of Seller, the properties
currently or , formerly owned or operated by the Seller or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on or under such properties, and buildings thereon or, to the knowledge of the Seller, (without having done any independent investigation) adjacent to such properties) do not contain any Hazardous Material other than as permitted under applicable Environmental Law;

                            (E) None of the Seller or any of its Subsidiaries
has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state or local governmental entity or any third party relating to a Release or a threatened Release of Hazardous Materials or Remediation (defined below) thereof or indicating that it may be in violation of, or liable under, any applicable Environment Law;

                            (F) To the knowledge of the Seller, during the
period of its or any of its Subsidiaries' ownership or operation of any of their respective current properties, or its or any of its Subsidiaries' holding of a security interest in a Property, there has been no Release of Hazardous Material in, on, under, or to the knowledge of the Seller, affecting or migrating to such properties. To the knowledge of the Seller prior to the period of (A) the Seller's or any of its Subsidiaries' ownership or operation of any of their respective current properties, or (B) the Seller's or any of its Subsidiaries' holding of a security interest in a Property, there was no Release of Hazardous Material in, on, under, affecting or migrating to any such property; and

                            (G) None of the Seller or its Subsidiaries
participates in the management of a Loan Property within the meaning of 40 C.F.R. ss.300.1100(c) (1993).

                  (ii) The following definitions apply for purposes of this
Section 2.01(r): (a) "Property" means any property owned by the Seller (or any of its Subsidiaries) or any property in which the Seller (or any of its Subsidiaries) has an interest or with respect to which it holds a security interest, including real estate owned ("REO") by the Seller, the branches or offices of the Seller or its Subsidiaries, REO owned by any Subsidiary and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (b) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree or injunction,
(A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to employee health or safety, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect, including all judicial or legally binding administrative interpretations of Environmental Laws or applicable regulations. The term "Environmental Law" includes, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Authorization Act, the Federal Water Pollution Control Act of 1972, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Solid Waste Disposal Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Occupational Safety and Health Act of 1970, the Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the National Environmental Policy Act, or any so-called "Superfund" or "Superlien" law, each as amended and as now in effect, and (ii) any present federal, state and local laws, statutes, ordinances, rules or regulations conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property or requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Loan Property to any governmental authority or other person or entity, in connection with transfer of title to or interest in property; (c) "Hazardous Material" means any substance (whether solid, liquid or gas) which is listed, defined, designated or classified as hazardous, toxic or radioactive or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, extremely hazardous wastes, or words of similar meanings or regulatory effect under any applicable Environmental Laws, including, but not limited to, oil or petroleum or any fraction thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl; (d) "Release of any Hazardous Material" means any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, dumping or disposing of Hazardous Materials; and (e) "Remediation" means but is not limited to, any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release of Hazardous Materials, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation in each case relating to a Release or threatened Release of any Hazardous Materials.

         (s) Allowance for Loan Losses. In the Seller's reasonable judgment, the allowance for loan losses reflected in the Seller's audited statement of condition at December 31, 1995, was, and the allowance for loan losses shown on the balance sheets in its Reports for periods ending after December 31, 1995, have been and will be, adequate in all material respects, as of the dates thereof, under generally accepted accounting principles applicable to commercial banks and no Regulatory Agency has required or requested Seller to increase the allowance for loan losses for such periods. The Seller has disclosed to the Purchaser in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Seller and its Subsidiaries that have been classified as of December 31, 1995, as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," or words of similar import. From and after the date hereof, the Seller promptly will provide the Purchaser with a copy of each quarterly classified asset report it provides to its Board of Directors. The REO included in any non-performing assets of the Seller or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value. Except as set forth in Disclosure Schedule 2.01(t), the Seller has received and maintains in its records with respect to classified assets and REO with book values (net of reserves) in excess of $50,000 current independent appraisals or current internal appraisals, in either case performed and prepared by a certified appraiser; provided, however, that "current" shall mean within the past 12 months.

         (t) Material Interests of Certain Persons. Except as set forth in Disclosure Schedule 2.01(t), to Seller's knowledge, no officer or director of the Seller, or any associate (as such term is defined in Rule 14a-1(a) under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Seller or any of its Subsidiaries that would be required to be disclosed under the Commission's Regulation S-K. No transaction listed in Disclosure Schedule 2.01(t), is or has been in violation of any applicable rules or regulations of the FDIC, the Department or of any other bank regulatory authority. Each of the transactions set forth in Disclosure Schedule 2.01(t) has been disclosed in Seller's annual proxy statement in accordance with the regulations of the SEC.

         (u) Insurance. The Seller and its Subsidiaries are presently insured, and since December 31, 1993 have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business located in the State of New Jersey would, in accordance with good business practice, customarily be insured. Each policy of insurance maintained by Seller as of the date hereof is set forth in Disclosure Schedule 2.01(u). Seller has not received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be increased.

         (v) Investment Securities. Except for ownership of subsidiary shares and except as set forth in Disclosure Schedule 2.01(a)(iv), the Seller does not nor do any of its Subsidiaries own or hold any equity securities or any security of or interest in any mutual fund or other similar investment vehicle which invests in equity securities. None of the investments reflected in the consolidated balance sheet of the Seller as of December 31, 1995, and none of such investments with face value of in excess of $100,000 made by it or any of its Subsidiaries since December 31, 1995, is subject to any restriction (contractual or statutory), other than applicable securities laws, that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time, except to the extent any such investments are pledged in the ordinary course of business (including in connection with hedging arrangements or programs or reverse repurchase arrangements) consistent with prudent banking practice to secure obligations of the Seller or any of its Subsidiaries.

         (w) Registration Obligations. Except with respect to the Debentures, neither the Seller nor any of its Subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act.

         (x) Books and Records. The books and records of the Seller and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of material events and transactions that should be included therein.

         (y) Corporate Documents. The Seller has delivered to the Purchaser true and complete copies of its Certificate of Incorporation and bylaws, as amended to date, which are currently in full force and effect, and the certificate of incorporation and bylaws of each of its Subsidiaries.

         (z) Community Reinvestment Act Compliance. Seller and Seller Bank are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of its last examination. As of the date of this Agreement, Seller has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Seller to fail to be in substantial compliance with such provisions.


         Section 2.02 Representations and Warranties of the Purchaser and Acquisition Corp. The Purchaser and Acquisition Corp. represent and warrant to the Seller that:

         (a) Corporate Organization and Qualification.

                  (i) Purchaser. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a savings and loan holding company duly registered under HOLA.

                  (ii) Acquisition Corp. Acquisition Corp. will at the Effective Time be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Acquisition Corp. will not, prior to the Effective Time, engage in any business other than the transactions contemplated by this Agreement or have any obligations or liabilities other than its obligations hereunder.

         (b) Capital Structure. The authorized capital stock of the Purchaser consists of 37,000,000 shares of common stock, par value $.01 per share ("Purchaser Common Stock"), and 2,500,000 shares of preferred stock, par value $.01 per share (the "Purchaser Preferred Stock"). As of June 30, 1995, 20,356,768 shares of Purchaser Common Stock and no shares of Purchaser Preferred Stock were outstanding. At the Effective Time, all the issued and outstanding capital stock of Acquisition Corp. will be owned by the Purchaser. All outstanding shares of capital stock of the Purchaser is, and at the Effective Time will be, and all outstanding shares of capital stock of Acquisition Corp. at the Effective Time will be, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

         (c) Authority. Each of the Purchaser and the Acquisition Corp. has all requisite corporate power and authority to enter into this Agreement, subject to approval of regulators, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser and the Acquisition Corp. This Agreement has been duly executed and delivered by the Purchaser and the Acquisition Corp., and assuming due execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser and the Acquisition Corp., enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

         (d) No Violations. The execution, delivery and performance of this Agreement by the Purchaser or the Acquisition Corp. do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Purchaser or the Acquisition Corp. or to which the Purchaser (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the certificate of incorporation, charter or bylaws of the Purchaser, the Acquisition Corp. or any Subsidiary of the foregoing or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Purchaser or the Acquisition Corp. under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Purchaser or the Acquisition Corp. is a party, or to which any of their respective properties or assets may be bound or affected.

         (e) Consents. Except as referred to herein or in connection, or in compliance, with the provisions of the Exchange Act, the BHCA, the HOLA, the BMA, the NJSA, the rules and regulations of the OTS, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Purchaser, or the Acquisition Corp. of the Merger or the other transactions contemplated by this Agreement.

         (f) Access to Funds. The Purchaser and the Acquisition Corp. on the date hereof have, and at the Effective Time will have, all funds necessary to consummate the Merger and fulfill its obligations under the terms of this Agreement, including without limitation, its obligation to pay the aggregate Merger Consideration and to consummate in a timely manner the transactions contemplated by this Agreement.

         (g) Absence of Claims. No litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against the Purchaser, the Acquisition Corp. or any of their subsidiaries, which is reasonably likely, individually or in the aggregate, to materially hinder or delay consummation of the transactions contemplated hereby, and, to the best of the Purchaser's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

         (h) Absence of Regulatory Actions. Neither the Purchaser nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from any Regulatory Agency, nor has it been advised by any Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar written undertaking which such directive, order, agreement or understanding would materially hinder or delay consummation of the transactions contemplated hereby. Purchaser shall make available to Seller, for review on the premises of the Purchaser, all reports of any Regulatory Agency since June 30, 1993 and any responses thereto.

         (i) Corporate Documents. The Purchaser has delivered to the Seller true and complete copies of the Purchaser's certificate of incorporation, charter and bylaws as amended to date and currently in full force and effect and, prior to the Effective Time, will have delivered to the Seller true and complete copies of the certificate of incorporation, charter and bylaws of Acquisition Corp.

         (j) Financial Statements. Purchaser has previously delivered, or will deliver, to Seller the Purchaser's audited Financial Statements for the year ended June 30, 1995, and the Purchaser's unaudited Financial Statements for the quarter ended March 31, 1995. Once available, Purchaser shall deliver audited financial statements for the year ended June 30, 1996. The Financial Statements of Purchaser have been prepared in conformity in all material respects with GAAP applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein) throughout the periods covered by such statements, and fairly present in all materials respects the consolidated financial condition, results of operations, stockholders' equity, and cash flows of Purchaser as of and for the periods ending on the dates thereof, except for Purchaser's interim financial statements which are subject to normal year-end adjustments.

         (k) Absence of Knowledge. As of the date hereof, neither the Purchaser nor the Acquisition Corp. knows of any reason why it would be unable to obtain all of the necessary approvals required in order to consummate the transactions contemplated by this Agreement. As of the date of this Agreement, the Purchaser and Acquisition Corp. believe that, in light of its financial condition, it shall be able to obtain all such approvals, without the imposition of any burdensome term or condition.

         (l) Community Reinvestment Act Compliance. The Purchaser's subsidiarybank is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of its last examination. As of the date of this Agreement, the Purchaser's subsidiarybank has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause the Purchaser's subsidiary bank to fail to be in substantial compliance with such provisions.

         (m) OTS Presumptive Disqualifiers. Neither Purchaser, the Acquisition Corp., nor any Affiliate of Purchaser or the Acquisition Corp., including any management official thereof, has engaged in any activity that would give rise to a presumptive disqualifier under 12 C.F.R. Section 574.7(g).

         (n) Permits and Licenses. To the best of Purchaser's knowledge, the Purchaser has all permits, licenses, certificates of authority, orders and approvals and have made all filings, applications and registrations with applicable governmental and regulatory bodies that are required to permit them to carry on their respective businesses as they are presently being conducted and the absence of which could have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby.

         (o)      Reports.

                  (i) As of their respective dates, neither the Purchaser's 10-K for the fiscal year ended June 30, 1995, nor any other Report filed subsequent thereto, each in the form (including any documents specifically incorporated by reference therein) filed with the SEC or the OTS, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets of the Purchaser or its Subsidiaries contained or specifically incorporated by reference in the Purchaser's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which its relates as of its date and each of the Financial Statements fairly presented the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statement, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

                  (ii) The Purchaser has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since June 30, 1995, with the Regulatory Agencies, the National Association of Securities Dealers, Inc. and any other SRO, and have paid all fees and assessments due and payable in connection therewith, except for those fees and assessments that would not be material.

         (p) Purchaser's Information. The information relating to Purchaser to be furnished to Seller for inclusion in the proxy statement to be used to solicit shareholder approval of this Agreement and related merger as of the date of such proxy statement and up to the date of the shareholder meeting shall not contain any untrue statement of material fact or omit to state a material fact necessary to make the statement therein not misleading.

         (q) Absence of Certain Changes or Events. From June 30, 1995, to the date hereof: (i) Purchaser has not, except as set forth in Disclosure Schedule 2.02(q), incurred any material liability, other than in the ordinary course of their business consistent with past practice, and (ii) there has not been any condition, event change or occurrence that individually, or in the aggregate, had, or is reasonably like to have, a Material Adverse Effect on the Purchaser.

                                   ARTICLE III

                           CONDUCT PENDING THE MERGER

         Section 3.01 Conduct of the Seller's Business Prior to the Effective Time. Except with the written consent of Purchaser, which consent shall not be unreasonably withheld and which will be provided within 3 calendar days from the date of request, from and after the execution and delivery of this Agreement and until the Effective Time, the Seller and its Subsidiaries will:

         (a) conduct its and their business, maintain its and their properties and operate only in the ordinary course of business consistent with past practices and maintain Seller's Financial Statements and Reports in accordance with GAAP and maintain Seller Bank's Regulatory Reports in accordance with Regulatory Accounting Principles, if applicable;

         (b) conduct its and their business and operate only in accordance with sound banking practices, including charging off all loans required to be charged off by bank regulators and regulations, statutes and sound banking practices as determined by the Boards of Directors of the Seller and the Seller Bank;

         (c) maintain an allowance for loan losses deemed by management of the Seller to be adequate based on past loan loss experience and evaluation of potential losses in current portfolios;

         (d) remain in good standing with all applicable bank regulatory authorities and preserve each of its and their existing banking locations;

         (e) use their commercially reasonable efforts to maintain and preserve intact its business organization, properties, leases and advantageous business relationships and maintain good relationships with employees, goodwill and business relationships with customers and others;

         (f) maintain in full force and effect all of the insurance policies and bonds covering the directors, officers, employees, properties, businesses and Employee Plans of the Seller and its Subsidiaries;

         (g) consult with the Purchaser prior to acquiring any interest in real property, except in the ordinary course of business

         (h) not knowingly take any action which would materially adversely affect or delay the ability of the Seller, Seller Bank, Purchaser or the Acquisition Corp. to obtain any necessary approvals, consents or waivers of any governmental authority or any other entity required for the transactions contemplated hereby; and

         (i) take such actions in the ordinary course of business consistent with past practices to protect the Seller Bank's deposit base and prevent any excessive withdrawals of deposits, provided, however, Seller Bank shall not pay any interest on deposits which would exceed the maximum amount paid on like accounts with comparable institutions in the Seller Bank's marketplace.

         (j) provide to the Purchaser monthly trial balances on deposits and loans.

         Section 3.02 Forbearance by the Seller. Without limiting the covenants set forth in Section 3.01 hereof, except as otherwise specifically provided in this Agreement and except to the extent required by law or regulation or by regulatory authorities, and except in each case as specifically permitted by other subsections of this Section 3.02 or any Schedules attached hereto, from and after the execution and delivery of this Agreement and until the Effective Time, the Seller and its Subsidiaries will not, without the prior written consent of the Purchaser and Acquisition Corp. which written consent will not be unreasonably withheld and which will be provided within 3 calendar days from the date of request:

         (a) amend its or their Certificate of Incorporation, Charter, or Bylaws or other corporate governance documents;

         (b) except for the issuance of up to a maximum of 486,600 shares of Seller Common Stock upon exercise of Seller Options, and 428,125 shares of Seller's Common Stock to retire Seller's Debentures, issue or sell any shares of its or their capital stock, issue or grant any stock options, warrants, rights, calls or commitments of any character calling for or permitting the issuance or sale of its or their capital stock (or securities convertible into or exchangeable, with or without additional consideration, for shares of such capital stock or amend any of the terms of the outstanding stock options);

         c) increase or reduce the number of shares of its or their capital stock by split-up, reverse split, reclassification, distribution of stock dividends, change of par or stated value or otherwise modify, change or amend the voting rights or preferences attributable to any such capital stock, except that the reduction of outstanding shares of capital stock attributable to a stockholder perfecting dissenters' rights shall not be violative of this section;

                           (Paragraph (d) intentionally omitted.)

         (e) (i) except as set forth in Disclosure Schedule 3.02(e), adopt, amend or otherwise modify any of Seller's Employee Plans, any bonus, pension, profit sharing, retirement or other compensation plan qualified or non-qualified; (ii) except as set forth in Disclosure Schedule 3.02(e), enter into or amend any contract of employment with any officer which is not terminable at will without cost or other liability; (iii) except as set forth in Disclosure Schedule 3.02(e), make or grant any general or individual wage or salary increase or increase in any manner the compensation or fringe benefits of any of its employees, officers or directors; (iv) become a party to or commit itself to fund or otherwise establish any trust or account related to any Employee Plan with or for the benefit of any employee, officer or director; (v) hire any new employee, except that Seller may hire individuals of comparable skills and qualifications and at comparable levels of compensation to fill existing vacancies identified in Disclosure Schedule 3.02(e) and replace any employees who terminate their employment with Seller after the date of this Agreement; (vi) pay any bonus under any bonus or compensation plan (except as set forth in Disclosure Schedule 3.02(e)); or (vii) except as set forth in Disclosure Schedule 3.02(e), make any discretionary contribution to any Employee Plan;

         (f) incur any obligations, liabilities or expenses or make any charitable contributions, except in the ordinary course of business consistent with past practice;

         (g) merge or consolidate Seller with any other corporation; sell, transfer or lease any of its or their assets or property except in the ordinary course of business, or close any banking office; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement between Seller and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by Seller of its certificate of authority to do business or its certificate of authority to maintain, or file an application for the relocation of any existing branch officer, or file an application for a certificate of authority to establish a new branch office;

         (h) waive, release, transfer or grant any rights, or modify or change in any material respect, any material leases, licenses or agreements, other than in the ordinary course of business;

         (i) subject any asset or property of Seller to a lien, mortgage, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, and accounts established in the ordinary course of business, transactions in "federal funds" and any lien, pledge, security interest or other encumbrance incurred in the ordinary course of business consistent with past practice which does not have or could not reasonably be expected to have a Material Adverse Effect on Seller); modify in any material respect the manner in which Seller has heretofore conducted its business or enter into any new line of business;

         (j) make any loan or commitment secured by 1-4-family residential properties to any borrower or group of affiliated borrowers except in the ordinary course of business consistent with past practices and policies;

         (k) except as set forth in Disclosure Schedule 3.02(k), compromise, extend or restructure any real estate loan, construction loan or commercial loan with an unpaid principal balance except in the ordinary course of business consistent with past practices and policies;

         (l) offer, issue any commitment for, or approve any first lien variable rate residential mortgage loans, or home equity line of credit loans other than on terms and conditions, exclusive of interest rates substantially similar to those for such loans then currently offered by Seller;

         (m) make or commit to make any commercial business loan in excess of $ 250,000 (including, without limitation, lines of credit and letters of credit) or any commercial real estate or construction loan (including, without limitation, lines of credit and letters of credit) secured by any non-1-4 family residential properties and except in the ordinary course of business consistent with past practices and policies;

         (n) purchase or commit to purchase any bulk loan servicing portfolio;

         (o) make any fixed rate loan with a term exceeding 20 years and which cannot be sold in the secondary market;

         (p) other than with respect to loan transactions entered into in the ordinary course of business consistent with past practices and policies or other than with respect to loans which are readily saleable in the secondary market without recourse to the Federal Home Loan Mortgage Corporate or Federal National Mortgage Association, make or enter into any material transaction, contract or agreement or incur any other material commitment;

         (q) incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except for deposit liabilities and except for indebtedness incurred in the ordinary course of business the repayment term of which does not exceed 90 days;

         (r) cancel or compromise any debt or claim, which has not previously been charged off, other than in the ordinary course of business and in an aggregate amount which would not have a Materially Adverse Effect on Seller;

         (s) enter into any transaction other than in the ordinary course of business;

         (t) invite or initiate discussions or negotiations for the acquisition or merger of the Seller or any Subsidiary by or with any corporation or other entity other than the Purchaser or its affiliates;

         (u) take any action which constitutes a breach or default of its obligations under this Agreement, or would result in any of its representations or warranties set forth in this Agreement becoming untrue, or which is reasonably likely to delay or jeopardize the receipt of any of the regulatory approvals required hereby;

         (v) change its method of accounting as in effect as of December 31, 1995, except as required by changes in GAAP or Regulatory Agencies;

         (w) engage in or enter into any transactions with respect to Seller's portfolio of securities or make any investment in any security other than U.S. Treasury obligations and obligations of GNMA, FNMA and FHLMC with a maturity of one year or less or investments in any security guaranteed by the Small Business Administration with a face amount in excess of $250,000, except that Seller may not under any circumstances engage in or enter into any structured transactions, derivative securities, arbitrage or hedging activity;

         (x) settle any claim, action or proceeding involving any liability of the Seller or Seller Bank for money, damages or other payment in excess of $50,000 or material restrictions upon the operations of the Seller or the Seller Bank;

         (aa) sell or otherwise dispose of or encumber any shares of capital stock of any Seller Subsidiary;

         (bb) fail to keep in full force and effect its insurance and bonds as now carried;

         (cc) change its methodology or monthly accrual for the allowance for loan losses;

         (dd) fail to notify Purchaser promptly of its receipt of any letter, notice or other communication, whether written or oral, from any Regulatory Authority advising that it is contemplating issuing, requiring, or requesting any agreement, memoranda, understanding or similar undertaking, or order, directive, or extraordinary supervisory letter;

         (ee) fail to remain in compliance with any capital requirement of any Regulatory Authority to which it is subject;

         (ff) fail to promptly notify Purchaser of (A) the commencement or, to the knowledge of Seller, threat of any audit, action, or proceeding involving any material amount of Taxes of Seller; or (B) the receipt by Seller of any deficiency or audit notices or reports in respect of any material deficiencies asserted by any Federal, state, local, or other Tax authority;

         (gg) agree to the extension of any statute of limitations for making any assessments with respect to Taxes;

         (hh) fail to maintain and keep its properties in as good repair and condition as at present, except for ordinary wear and tear;

         (ii) except in the ordinary course of business and consistent with applicable laws and regulations, make any loan or loan commitment to any of its officers, directors or 5% or more stockholders (or any person or entity controlled by or affiliated with such officer, director or 5% or more stockholder);

 or

         (jj) agree or make any commitment to take any action to do any of the foregoing.

         Section 3.03 Conduct of the Purchaser's Business Prior to the Effective Time. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Purchaser shall not (i) take any action that would cause the representations in Section 2.02 to fail to be true and accurate or that would materially affect the ability of the Purchaser and the Bank to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby or (ii) take any action, which would materially adversely affect or delay the ability of the Seller or the Purchaser to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby. Except as expressly provided in this Agreement, Acquisition Corp. shall not conduct any business prior to the Effective Time.



                                   ARTICLE IV

                                    COVENANTS

         Section 4.01 No Solicitation. From and after the date hereof until the termination of this Agreement, neither the Seller or Seller Bank, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Seller or any of its subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and the Seller shall notify Purchaser orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, the Seller shall deliver to Purchaser a copy of such inquiry or proposal promptly; provided, however, that nothing contained in this Section 4.01 shall prohibit the Board of Directors of the Seller from (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal, to acquire the Seller pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of the Seller receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to the Seller's stockholders, (B) the Board of Directors of the Seller, after consultation with and based upon the written advice of independent legal counsel (who may be the Seller's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors of the Seller to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal") and (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Seller (x) provides reasonable notice to Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form, (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (iii) failing to make or withdrawing or modifying its recommendation and entering into a Superior Proposal if there exists a Superior Proposal and the Board of Directors of the Seller, after consultation with and based upon the written advice of independent legal counsel (who may be the Seller's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors of the Seller to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving the Seller or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Seller or Seller Bank, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of the Seller or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         Section 4.02  Certain Policies of the Seller; Balance Sheet.

         (a) At the request of the Purchaser accompanied or preceded by the Purchaser's written confirmation that it is not aware of any fact or circumstance that would result in the failure of any condition set forth in
Article V or an event of termination under Article VI, the Seller shall modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) after the date on which all required shareholder, federal depository institution regulatory (other than the applicable waiting period) and other approvals are received and prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of the Purchaser; provided, that such policies and practices
(x) are consistent with generally accepted accounting principles and all applicable laws and regulations and (y) do not violate any law or regulation or cause the Seller to be other than well-capitalized as defined by the FDIC.

         (b) The Seller's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken to conform to Purchaser's policies solely on account of this Section 4.02.

         Section 4.03  Access and Information.

         (a) From the date of this Agreement through the Effective Time, Seller and Seller Bank shall afford to each of Purchaser and its authorized agents and representatives, reasonable access to their respective properties, assets, books and records and personnel, at reasonable business hours and after reasonable notice; and Purchaser shall be provided with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel of Seller and Seller Bank as they shall from time to time reasonably request. Purchaser agrees to conduct any such requests and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and consumer and employee relationships of Seller. In the event the Purchaser learns of any information or matters during such investigation that the Purchaser believes may constitute or reveal a material breach of the Seller's representations, warranties, covenants or agreements contained herein, the Purchaser shall provide the Seller with a written notice within 15 business days or such longer period as extended by the parties in writing contemplated by this Section 4.03, specifying the information or matters learned and the basis upon which they may constitute or reveal a material breach of the Seller's representations, warranties, covenants or agreements and the Seller has the right to cure such material breach within 30 calendar days from the date of such notice. No breach of a representation, warranty, covenant or agreement that is learned pursuant to Purchaser's investigation contemplated by this Section 4.03 shall constitute a material breach of a representation, warranty, covenant or agreement by Seller under any provision of or for any purpose under this Agreement and the information or matters underlying such breach shall be deemed to have been fully disclosed in Seller's disclosure pursuant to this Agreement, unless Purchaser provides Seller with a written notice relating thereto delivered and the Seller has not cured such breach within the time period provided in the immediately preceding sentence and Purchaser exercises its right to terminate this Agreement on the basis thereof in accordance with Section 6.01(f).

         (b) The Purchaser agrees to treat as strictly confidential all information received from the Seller or its Subsidiaries and agree not to divulge to any other person, natural or corporate (other than essential employees and agents of such party) any financial statements, schedules, contracts, agreements, instruments, papers, documents and other information relating to the Seller and its Subsidiaries which it may come to know or which may come into its possession and, if the transactions contemplated hereby are not consummated for any reason, agrees promptly to return to the Seller all written material furnished by Seller or its Subsidiaries.

         (c) Each party hereto will not, and will cause its respective representatives not to, use any information obtained from any other such party as a result of this Agreement (including this Section 4.03) or in connection with the transactions contemplated hereby (whether so obtained before or after the execution hereof, including work papers and other materials derived therefrom (collectively, the "Confidential Information") for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, regulation and applicable Regulatory Agencies, each party hereto will keep confidential, and will cause its respective representatives to keep confidential, all Confidential Information relating to or furnished by any other such party unless such information (i) was already or becomes known to the general public, other than from a prohibited disclosure by a party to this Agreement or its representatives, (ii) becomes available to such party or an affiliate of such party from sources (other than another party to this Agreement or its representatives) not bound by a confidentiality obligation or agreement, (iii) is disclosed with the prior written approval of the party which furnished such Confidential Information or (iv) is or becomes readily ascertainable from published information. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party hereto and its respective representatives shall promptly cause all Confidential Information in the possession of itself and its representatives, including all copies or extracts thereof, to be returned to the party which furnished the same.

         Section 4.04 Certain Filings, Consents and Arrangements. The Purchaser and the Seller shall cause Acquisition Corp. to, (a) make as soon as practicable (or cause to be made) from the date of the Agreement, (or cause to be made) any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers, (c) use reasonable efforts to obtain all such approvals, consents or waivers, to respond to all inquiries and requests for information from regulatory authorities, (d) apprise each other of the content of all communications with regulatory authorities with respect to all filings and applications, and (e) deliver to the other copies of all such filings and applications (except for materials that are legally privileged or which it is prohibited by law from disclosing) promptly after they are filed.

         Section 4.05 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using reasonable efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

         Section 4.06 Publicity. The initial press release announcing this Agreement shall be a joint press release and thereafter the Seller and the Purchaser shall consult with each other in issuing any press releases or similar public disclosure with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto; provided, however, that nothing contained in this Section 4.08 shall prohibit any party from responding to questions from the business press or, following notification to the other parties to this Agreement, from making any disclosure which, after consultation with its counsel, it deems necessary to comply with the requirements of applicable law or regulation.

         Section 4.07 Notification of Certain Matters. The Purchaser and the Acquisition Corp., on the one hand, and the Seller and the Seller Bank, on the other hand, shall give prompt notice to the other of (a) the occurrence or its knowledge of any event or condition that would cause any of its representations or warranties set forth in this Agreement not to be true and correct in all material respects as of the date of this Agreement or as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), or any of its obligations set forth in this Agreement required to be performed at or prior to the Effective Time not to be performed in all material respects at or prior to the Effective Time (any such notice, a "Supplemental Disclosure Schedule "), including without limitation, any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect on it; and (b) any action of a third party of which it receives notice that might reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby, including, without limitation, any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. Any Supplemental Disclosure Schedule given by the Seller to the Purchaser shall be deemed to amend the Disclosure Schedule and, unless the Purchaser, by written notice to the Seller given within fifteen (15) business days of its receipt of such Supplemental Disclosure Schedule, exercises any right of termination it may then have under Section 6.01(b), the Purchaser shall thereafter be deemed to have permanently and irrevocably waived (on behalf of itself and its Subsidiaries) (i) any right of termination (or any other rights or remedies) arising out of or with respect to the events or conditions described in such Supplemental Disclosure Schedule; and (ii) any contribution of such events or conditions towards the occurrence of a Material Adverse Effect; provided, that no such waiver shall exist with respect to the cumulation of such events or conditions with any other events or conditions described in any subsequent Supplemental Disclosure Schedule for purposes of determining the occurrence of a Material Adverse Effect.

         Section 4.08  Indemnification.

         (a) From and after the Effective Time through the sixth anniversary of the Effective Date, the Purchaser agrees to indemnify and hold harmless each present and former director and officer of the Seller or its Subsidiaries and each officer or employee of the Seller or its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at the Seller's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, the "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and whether or not the Indemnified Party is a party thereto, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent then permitted under Delaware law or, if greater, that the Seller would have been permitted under its certificate of incorporation, charter or bylaws in effect on the date hereof.

         (b) Any Indemnified Party wishing to claim indemnification under
Section 4.08(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Purchaser thereof, but the failure to so notify shall not relieve the Purchaser of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation, (i) the Purchaser shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and the Purchaser shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if the Purchaser does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between the Purchaser and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and the Purchaser shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, promptly as statements therefor are received; provided, however, that the Purchaser shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter and (iii) the Purchaser shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, and defenses available to, such Indemnified Party.

         (c) In the event Purchaser or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Purchaser assume the obligations set forth in this Section 4.08.

         (d) The provisions of this Section 4.08 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.

         Section 4.09 Shareholders' Meeting. The Seller shall take all action necessary, in accordance with applicable law and its certificate of incorporation and bylaws, to convene a meeting of the holders of Seller Common Stock (the "Shareholder Meeting") as promptly as practicable for the purpose of considering and voting on the approval and adoption of this Agreement. The Seller's Board of Directors, subject to its fiduciary duties as advised by such board's counsel and investment advisor, (i) shall recommend at the Shareholder Meeting that the holders of the Seller Common Stock vote in favor of and approve and adopt this Agreement and (ii) shall use its reasonable best efforts to solicit such approvals.

         Section 4.10 Proxy Statement. As soon as practicable after the date hereof, the Seller shall prepare a proxy statement, which shall be reasonably acceptable to counsel to the Purchaser, to take shareholder action on the Merger and this Agreement (the "Proxy Statement"), file the Proxy Statement with the SEC, respond to comments of the staff of the SEC and promptly thereafter mail the Proxy Statement to all holders of record (as of the applicable record date) of shares of Seller Common Stock. The Seller shall provide the Purchaser with reasonable opportunity to review and comment upon the contents of the Proxy Statement. The Seller represents and covenants that the Proxy Statement and any amendment or supplement thereto, at the date of mailing to shareholders of the Seller and the date of the Shareholder Meeting, will be in material compliance with all relevant rules and regulations of the SEC and, with respect to the Seller and the transactions contemplated herein, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Purchaser shall furnish the Seller with all information concerning the Purchaser as the Seller may reasonably request in connection with the Proxy Statement such written information included in the Proxy Statement shall be in material compliance with all relevant rules and regulations of the SEC and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.11 Stock Option Agreement. Simultaneously with the execution of this Agreement, the Seller and the Purchaser shall execute a Stock Option Agreement (the "Option Agreement"), the form of which is attached hereto as Exhibit B, pursuant to which the Seller shall grant an unconditional, irrevocable option (the "Option") to the Purchaser.

         Section 4.12 Dissenters' Rights. Any holder of Seller Common Stock otherwise entitled to receive Merger Consideration for each of his or her shares shall be entitled to demand payment of the fair cash value of such shares as specified in N.J.S.A. 14:11-2 if the holder follows the procedures specified in the statutes. Those shares shall hereafter be specified as "Dissenting Shares." Any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall not be converted into cash as provided in Section 1.03 hereof; provided, however, that shares of Seller Common Stock held by a dissenting shareholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of the NJSA, or otherwise fails to establish the right of such shareholder to be paid the fair cash value of such shareholder's shares under the NJSA shall be deemed to be converted into cash pursuant to the terms and conditions specified herein. Seller shall give Purchaser prompt notice of any written demands for appraisal of any shares of Seller Common Stock, attempted withdrawals of any such demands, and any other instruments served pursuant to the NJSA and received by Seller relating to shareholders' rights of appraisal. Seller shall not, except with the prior written consent of Purchaser, voluntarily make any payment with respect to any demands for appraisals of any shares of Seller Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         Section 4.13 Operating Transition. Notwithstanding any other provision of this Agreement, in order to effect an orderly operating transition of the business of the Seller Bank from the Seller to the Purchaser, Seller agrees to cause the Seller Bank to provide Purchaser and Purchaser's agents and representatives with the opportunity to participate in a joint calling program on depositors and borrowers from Seller Bank, to participate in the training of employees of Seller Bank and to maintain a liaison to observe the day-to-day operations of Seller Bank. Purchaser agrees that its participation will not interfere with the orderly conduct of the business of Seller Bank.


                                    ARTICLE V

                           CONDITIONS TO CONSUMMATION

         Section 5.01 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

         (a) this Agreement shall have been approved by the requisite vote of the holders of Seller Common Stock at the Shareholder Meeting in accordance with applicable law;

         (b) all necessary regulatory or governmental approvals, consents or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and

         (c) no party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

         Section 5.02 Conditions to the Obligations of the Purchaser under this Agreement. The obligations of the Purchaser to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following conditions, any one or more of which may be waived by the Purchaser:

         (a) each of the obligations, covenants and agreements of the Seller required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, except as to the failure to perform an obligation, covenant or agreement that would not, individually or in the aggregate, result in a Material Adverse Effect on Seller and its Subsidiaries taken as a whole, and the Purchaser shall have received a certificate to the foregoing effect dated the Effective Date and signed by the Chairman and President of the Seller;

         (b) the representations and warranties of the Seller contained in this Agreement (subject to Section 4.07) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made at and as of the Effective Time except as to (i) any representation or warranty which specifically relates to an earlier date and (ii) where the facts which cause the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a Material Adverse Effect on Purchaser and its Subsidiaries taken as a whole) and the Purchaser shall have received a certificate to the foregoing effect dated the Closing Date signed by the Chairman and President of the Seller.

         (c) the Purchaser shall have received certified copies of the resolutions (or documents of like import) evidencing the authorization of this Agreement and the consummation of the transactions contemplated hereby by the Seller's Board of Directors and the Seller's shareholders;

         (d) the Purchaser shall have received a certificate of corporate existence for the Seller from the Secretary of State of the State of New Jersey (such certificate to be dated as of a day as close as practicable to the date of the Closing) and a similar certificate for the Seller Bank from the Department;

         (e) Subject to the Purchaser's compliance with Sections 4.05 and 4.07, none of the approvals or consents referred to in Section 5.01(b) hereof shall contain any condition which would, or would be reasonably likely to, have a Material Adverse Effect on the Purchaser and its Subsidiaries taken as a whole giving effect to the completion of the transactions contemplated hereby;

         (f) the Purchaser shall have received an opinion or opinions, dated the date of the Closing, from Blank, Rome, Comisky & McCauley, counsel to the Seller, to the effect that:

                  (i) Seller is a corporation duly authorized, validly existing and in good standing corporation under the laws of the State of New Jersey and Seller Bank is a state-chartered commercial bank duly organized and in existence under the laws of the United States of America;

                  (ii) the Seller has the power and authority to carry on its business currently conducted, to own, lease and operate its properties and to consummate the transactions contemplated by this Agreement and Plan of Merger and the Subsidiaries have the corporate power and authority to carry on their business currently conducted and to own, lease and operate their properties;

                  (iii) this Agreement and Plan of Merger have been duly authorized and approved by the Seller and this Agreement and Plan of Merger and the transactions contemplated thereby have been approved by the requisite vote of the Seller's shareholders and duly authorized, executed and delivered by the Seller and this Agreement and Plan of Merger constitute the valid and binding obligation of the Seller;

                  (iv) the authorized capitalization of the Seller is as set forth in Section 2.01(b) hereof;

                  (v) to counsel's best knowledge, all acts, other proceedings required to be taken by or on the part of the Seller, including the adoption of this Agreement and Plan of Merger by the shareholders of the Seller, and the necessary approvals, consents, authorizations or notifications required to be taken to consummate the transactions contemplated by this Agreement and Plan of Merger, have been properly taken or obtained; neither the execution and delivery of this Agreement and Plan of Merger nor the consummation of the transactions contemplated hereby and thereby, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the Certificate, Charter or Bylaws of the Seller or the Subsidiaries; or (ii) to the knowledge of such counsel, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of the Seller or the Subsidiaries pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which the Seller or the Subsidiaries are a party or by which it or any of their properties or assets may be bound, or violate any statute, rule or regulation applicable to the Seller or the Subsidiaries, which would have a Material Adverse Effect on the financial condition, assets, liabilities, or business of the

Seller or the Subsidiaries; to the knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, other than as specifically contemplated by this Agreement is required for the consummation by the Seller or the Subsidiaries of the transactions contemplated by this Agreement and Plan of Merger;

                  (vi) to the knowledge of such counsel, since the date of this Agreement, neither the Seller nor the Subsidiaries have granted any options, warrants, calls, agreements or commitments of any character relating to any of the shares of the Seller or the Subsidiaries, nor has the Seller or the Subsidiaries granted any rights to purchase or otherwise acquire from the Seller or the Subsidiaries any shares of the Seller's or the Subsidiaries' capital stock, except as provided in this Agreement as set forth in Disclosure Schedule 2.01(b);

                  (vii) to the knowledge of such counsel and except as disclosed pursuant to Disclosure Schedule 2.01(k), there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by this Agreement or Plan of Merger which seek or threaten to restrain, enjoin or prohibit (or obtain substantial damages in connection with) the consummation of such transactions;

                  (viii) to the knowledge of such counsel and except as is set forth in Disclosure Schedule 2.01(k), there is no litigation, appraisal or other proceeding or governmental investigation pending or threatened against or relating to the business or property of the Seller or the Subsidiaries which would have a Materially Adverse Effect on the consolidated financial condition of the Seller, or of any legal impediment to the continued operation of the properties and business of the Seller or the Subsidiaries in the ordinary course after the consummation of the transactions contemplated by this Agreement and Plan of Merger.

         (g) the Seller shall have furnished the Purchaser with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.02 as the Purchaser may reasonably request.

         (h) the Seller will be responsible for making all filings and/or submitting all returns with respect to any state and/or local real estate transfer or gains taxes that are required to be filed before the Effective Time. Seller also agrees to pay any expenses relating to the preparation or filing of returns with respect thereto.

         Section 5.03 Conditions to the Obligations of the Seller. The obligations of the Seller to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following conditions, any one or more of which may be waived by the Seller:

         (a) each of the obligations of the Purchaser required to be performed by it at or prior to the Effective Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and the Seller shall have received a certificate to the foregoing effect dated the Closing Date and signed by the President and Chief Financial Officer of the Purchaser;

         (b) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made at and as of the Effective Time except as to any representation or warranty which specifically relates to an earlier date) and the Seller shall have received a certificate to the foregoing effect dated the Effective Date signed by the President and the Chief Financial Officer of the Purchaser;

         (c) the Seller shall have received an opinion, dated as of the Effective Date, from Muldoon, Murphy & Faucette, counsel for the Purchaser to the effect that:

                  (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (ii) Purchaser has the corporate power and authority to carry on its business as now conducted, to own, lease and operate its properties and to consummate the transactions contemplated by the Agreement;

                  (iii) the Agreement has been duly authorized, executed and delivered by Purchaser and Acquisition Corp. and constitutes the valid and binding obligation of Purchaser and Acquisition Corp;

                  (iv) all corporate acts and other proceedings required to be taken by or on the part of Purchaser and Acquisition Corp. to consummate the transactions contemplated by the Agreement have been properly taken; neither the execution and delivery of the Agreement, nor the consummation of the transactions contemplated hereby and thereby, with and without the giving of notice or the lapse of time, or both, will violate any provision of the Articles of Incorporation or Bylaws of Purchaser;

                  (v) except as disclosed in such opinion, to the knowledge of such counsel there are no actions, suits, proceedings or investigations (public or private) of any nature pending or threatened that challenge the validity or propriety of the transactions contemplated by the Agreement or which seek or threaten to restrain, enjoin or prohibit or to obtain substantial damages in connection with the consummation of such transactions; and

                  (vi) all regulatory and governmental approvals and consents which are necessary to be obtained by Purchaser and its subsidiaries to permit the execution, delivery and performance of the Agreement have been obtained.



                                   ARTICLE VI

                                   TERMINATION

         Section 6.01 Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the shareholders of the Seller;

         (a) by the mutual consent of the Purchaser and the Seller in a written instrument if the board of directors of each so determines by vote of a majority of the members of its entire board;

         (b) by the Purchaser or the Seller (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or
(ii) subject to Section 4.07, any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party;

         (c) by the Purchaser or the Seller by written notice to the other party if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement, or (iii) the holders of Seller Common Stock shall fail to approve and adopt this Agreement, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 6.01(c) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

         (d) by the Purchaser or the Seller, in the event that the Merger is not consummated by December 31,1996, unless the failure of such occurrence is due to the failure to perform or comply with any covenant or agreement contained in this Agreement by the party seeking to terminate;

         (e) by the Purchaser, if the Board of Directors of the Seller does not publicly recommend in the Proxy Statement that the Seller's stockholders approve and adopt this Agreement or if, after recommending in the Proxy that stockholders approve and adopt this Agreement, the Board of Directors of the Seller shall have withdrawn, modified or amended such recommendation in any respect materially adverse to the Purchaser; or

         (f) subject to Section 4.07, by the Purchaser by written notice to the Seller in the event that there has occurred since the date of this Agreement an event, condition, change or occurrence which, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on the Seller; provided that the Purchaser shall have given the Seller thirty
(30) calendar days prior written notice of such termination, and the Seller shall not have remedied such event, condition, change or occurrence by the end of such thirty-day period.

         Section 6.02 Effect of Termination. In the event of termination of this Agreement by either the Purchaser or the Seller as provided in Section 6.01, this Agreement shall forthwith become void and have no effect except (i) Sections 4.03(b), 4.03(c), 8.06 and 8.07, shall survive any termination of this Agreement, (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement, and (iii) in the event this Agreement (x) is terminated subsequent to the occurrence of a Triggering Event (as such term is defined in the Option Agreement, except for Section 2(b)(iv)) or (y) is terminated by Purchaser pursuant to Section 6.01(b) or 6.01(e) hereof, and within 12 months after such termination by Purchaser a Triggering Event shall occur, then in addition to any other amounts payable or stock issuable by the Seller pursuant to this Agreement or the Option Agreement, as the case may be, the Seller shall pay to Purchaser a termination fee (the "Termination Fee") of $500,000.


                                   ARTICLE VII

                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

         Section 7.01 Effective Date and Effective Time. Subject to the provisions of Article V and VI, the closing of the transactions contemplated hereby shall take place at the offices of the Purchaser on such date (the "Closing Date") and at such time as the Purchaser and the Seller mutually agree to within ten (10) business days after the expiration of all applicable waiting periods in connection with approvals of governmental authorities and all conditions to the consummation of this Agreement are satisfied or waived, or on such other date as may be agreed by the parties. Subject to the provisions of this Agreement, on the Closing Date, the Certificate of Merger shall be signed, verified and affirmed as required by Delaware Law and duly filed with the Secretary of State of the State of Delaware. The date of such filing is herein called the "Effective Date." The "Effective Time" of the Merger shall be the time on the Effective Date as set forth in such articles of merger.

Section 7.02 Deliveries at the Closing. Subject to the provisions of Articles V and VI, on the Closing Date there shall be delivered to the Purchaser and the Seller the documents and instruments required to be delivered under Article V.


                                  ARTICLE VIII

                                  OTHER MATTERS

         Section 8.01 Certain Definitions; Interpretation. As used in this Agreement, the following terms shall have the meanings indicated, unless the context otherwise requires:

                  "material" means material to the Purchaser or the Seller (as the case may be) and its respective subsidiaries, taken as a whole.

                  "person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

         When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include, "includes, or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

         Section 8.02 Non-Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements contained in this Agreement (or in any instrument delivered pursuant to this Agreement) shall not survive beyond the Effective Time, except for the agreements contained in Article I and Sections 4.08, and 8.06 hereof.

         Section 8.03 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective boards of directors, at any time before or after approval hereof by the shareholders of the Seller but, after such approval, no amendment shall be made which reduces the amount or changes the form of the Merger Consideration as provided in Section 1.02 or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing specifically referring to this
Section 8.03 and signed on behalf of each of the parties hereto.

         Section 8.04 Waiver. At any time prior to the Effective Date, the Purchaser, on the one hand, and the Seller, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Section 8.04 and signed on behalf of such party.

         Section 8.05 Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         Section 8.06 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New Jersey, without regard to conflicts of laws principles.

         Section 8.07 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that if the Termination Fee becomes payable, the Seller shall pay the Termination Fee to the Purchaser upon demand.

         Section 8.08 Notices. All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be delivered by hand, overnight courier or by facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile number as such party may specify by notice hereunder, and shall be deemed to have been delivered as of the date so delivered.

         If to the Seller, to:           Continental Bancorporation
                                         1345 Chews Landing Road
                                         Laurel Springs, NJ 08021-2792
                                         609-227-8000

                                         Facsimile:         609-231-9345

                                         Attention:        William Steinberg

                                                     and

                                         Lawrence R. Wiseman, Esquire
                                         Blank, Rome, Comisky & McCauley
                                         Four Penn Center Plaza
                                         Philadelphia, PA 19103
                                         215-569-5549

                                         Facsimile:        215-569-5555

         If to the Purchaser or Acquisition Corp., to:

                                         Collective Bancorp, Inc.
                                         P.O. 316
                                         Egg Harbor, NJ  08215
                                         1-800-327-4550

                                         Facsimile: 1-609-965-4381

                                         Attention: Scott T. Page


         With copies to:                 Muldoon, Murphy & Faucette
                                         5101 Wisconsin Avenue, N.W.
                                         Washington, D.C. 20016
                                         202-362-0840

                                         Facsimile: (202) 966-9409

                                        Attention:  George W. Murphy, Jr., Esq.

         Section 8.09 Entire Agreement; Etc. This Agreement, together with the Disclosure Schedules (including any Supplemental Disclosure Schedules), the Exhibits and the Plan of Merger, represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as to Section 4.08, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 8.10 Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other parties.

         Section 8.11 Schedules Not Admissions. Inclusion in any Exhibit hereto or in the Disclosure Schedules (including in any Supplemental Disclosure Schedule) of any statement or information by the Seller shall not constitute an admission that such information is required (by reason of materiality or otherwise) to be furnished as part of such Disclosure Schedules, (including any Supplemental Disclosure Schedule) or otherwise under this Agreement or an admission against interest with respect to any person not a party hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                   COLLECTIVE BANCORP, INC.



                                   By:   /s/ Thomas H. Hamilton
                                         -------------------------------------
                                         Chairman and Chief Executive Officer


                                   CBAC CORP.



                                   By:   /s/ Thomas H. Hamilton
                                         -------------------------------------
                                         Chairman and Chief Executive Officer


                                   CONTINENTAL BANCORPORATION


                                   By:   /s/ William Steinberg
                                         -------------------------------------
                                         William Steinberg, Chairman

                                                                  APPENDIX B











                                 PLAN OF MERGER


                                  BY AND AMONG


                            COLLECTIVE BANCORP, INC.,

                                   CBAC CORP.

                                       AND

                           CONTINENTAL BANCORPORATION



                            DATED AS OF MAY 21, 1996

         This PLAN OF MERGER dated as of May 21, 1996, (the "Plan of Merger") is entered into by and among COLLECTIVE BANCORP, INC., a Delaware corporation (the "Purchaser"), CBAC CORP., a Delaware corporation and a wholly owned subsidiary of the Purchaser (the "Acquisition Corp."), and CONTINENTAL BANCORPORATION, a New Jersey corporation (the "Seller"), pursuant to an Agreement and Plan of Merger dated as of May 21, 1996, ("Merger Agreement") by and among the Purchaser, the Acquisition Corp. and the Seller. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

         In consideration of the mutual covenants and agreements set forth herein and subject to the terms and conditions of the Merger Agreement, the parties hereto agree as follows:

         Section 1. The Merger. At the Effective Time, Acquisition Corp. will merge with and into the Seller (the "Merger"), with the Seller being the surviving entity (the "Surviving Corporation"). The separate corporate existence of Acquisition Corp. shall thereupon cease. The Surviving Corporation shall continue to be governed by the laws of the State of Delaware and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

         Section 2. Name of Surviving Corporation. The name of the Surviving Corporation shall be CBAC Corp.

         Section 3. Exchange Procedures. Those shares of Seller Common Stock which at the Effective Time will be converted into the right to receive the Merger Consideration pursuant to Section 1.02 of the Merger Agreement will be Exchanged in accordance with the provisions of Section 1.03 of the Merger Agreement.

         Section 4. Assets and Liabilities. At the Effective Time, all assets and property (real, personal, and mixed, tangible and intangible, choses in action, rights, and credits) then owned by Acquisition Corp. shall immediately become the property of the Surviving Corporation. The Surviving Corporation shall be deemed to be a continuation of Acquisition Corp. and the Seller, the rights and obligations of which shall succeed to such rights and obligations and the duties and liabilities connected therewith.

         Section 5. Directors of Surviving Corporation. At the Effective Time, the directors of Acquisition Corp. shall become the directors of the Surviving Corporation. The name and addresses, and terms of such directors are set forth below.

George W. French                    158 Philadelphia Avenue
                                    Egg Harbor City, New Jersey  08215
                                    Term Expires:  1998


Edward J. McColgan                  158 Philadelphia Avenue
                                    Egg Harbor City, New Jersey  08215
                                    Term Expires:  1998

Robert F. Mutschler                 158 Philadelphia Avenue
                                    Egg Harbor City, New Jersey  08215
                                    Term Expires:  1998


Wesley J. Bahr                      158 Philadelphia Avenue
                                    Egg Harbor City, New Jersey  08215
                                    Term Expires:  1997


Thomas H. Hamilton                  158 Philadelphia Avenue
                                    Egg Harbor City, New Jersey  08215
                                    Term Expires:  1996


Miles Lerman                        158 Philadelphia Avenue
                                    Egg Harbor City, New Jersey  08215
                                    Term Expires:  1996


David S. MacAllaster                158 Philadelphia Avenue
                                    Egg Harbor City, New Jersey  08215
                                    Term Expires:  1997


William R. Miller                   158 Philadelphia Avenue
                                    Egg Harbor City, New Jersey  08215
                                    Term Expires:  1996


Herman O. Wunsch                    158 Philadelphia Avenue
                                    Egg Harbor City, New Jersey  08215
                                    Term Expires:  1997

         Section 6. Certificate of Incorporation and Bylaws. At the Effective Time, the certificate of incorporation and bylaws of the Seller shall be amended in their entirety to conform to the certificate of incorporation and bylaws of Acquisition Corp. in effect immediately prior to the Effective Time and shall become the federal charter and bylaws of the Surviving Corporation.

         Section 7. Termination. This Plan of Merger shall terminate automatically at such time as the Merger Agreement is terminated.

         Section 8. Shareholder and Board Approval. The transactions contemplated by the Merger Agreement and this Plan of Merger shall be ratified and approved by a majority of the shares voting at a meeting of Seller's shareholders held to approve and adopt the Merger Agreement. This Plan of Merger has been approved by the board of directors of each of the Purchaser, Acquisition Corp. and the Seller.

         Section 9. Counterparts. This Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one instrument.

         Section 10. Amendments. This Plan of Merger may be amended by the parties hereto, by or pursuant to action taken by their respective boards of directors, at any time before or after approval hereof by the shareholders of the Seller but, after such approval, no amendment shall be made which reduces the amount or changes the form of the Merger Consideration as provided in
Section 1.02 of the Merger Agreement or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Plan of Merger may not be amended except by an instrument in writing specifically referring to this Section 10 and signed on behalf of each of the parties hereto.

         Section 11. Severability. Any provision of this Plan of Merger which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         Section 12. Governing Law. This Plan of Merger shall be governed by, and interpreted in accordance with, the laws of the State of New Jersey, without regard to conflicts of laws principles.

         Section 13. Captions and References. The captions contained in this Plan of Merger are for convenience of reference only and do not form a part of this Plan of Merger.

         IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed as of the date first above written.


                            COLLECTIVE BANCORP, INC.



                            By:     /s/ Thomas H. Hamilton
                                    -------------------------------------
                                    Chairman and Chief Executive Officer


                            CBAC CORP.



                            By:     /s/ Thomas H. Hamilton
                                    -------------------------------------
                                    Chairman and Chief Executive Officer


                            CONTINENTAL BANCORPORATION



                            By:     /s/ William Steinberg
                                    -------------------------------------
                                    Chairman

                                                                     APPENDIX C

                                                                BERWIND
                                                   FINANCIAL GROUP, L.R

                                                             Investment Banking
                                                               Merchant Banking


May 21, 1996



Board of Directors
Continental Bancorporation
1345 Chews Landing Road
Laurel Springs, NJ 08021

Directors:

         You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Continental Bancorporation ("Continental") of the financial terms of the proposed merger between Continental and Collective Bancorp, Inc. ("Collective"). The terms of the proposed merger (the "Proposed Merger") by and between Continental, Collective and a wholly owned subsidiary of Collective, CBAC Corp., are set forth in the Agreement and Plan of Merger (collectively, the "Agreement") dated May 21, 1996, and provide that each outstanding share of Continental common stock will be converted into the right to receive from Collective cash in an amount equal to $5.00.

         Berwind Financial Group, L.P., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements and valuations for various other purposes, and in the determination of adequate consideration in such transactions.

         In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performance, current financial position and general prospects of Continental, (ii) reviewed the Merger Agreement, (iii) reviewed and analyzed the stock market performance of Continental, (iv) studied and analyzed the consolidated financial and operating data of Continental, (v) considered the terms and conditions of the Proposed Merger between Continental and Collective as compared with the terms and conditions of comparable bank and bank holding company mergers and acquisitions, (vi) met and/or communicated with certain members of Continental's senior management to discuss its operations, historical financial statements, and future prospects, and (vii) conducted such other financial analyses, studies and investigations as we deemed appropriate.

Board of Directors
May 21, 1996
Page 2

         Our opinion is given in reliance on information and representations made or given by Continental and its officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by Continental including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning Continental nor other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.

         With regard to financial and other information relating to the general prospects of Continental, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgments of the management of Continental as to Continental's most likely future performance. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Proposed Merger, and in preparation of the final proxy statement, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Proposed Merger to Continental.

         Our opinion is based upon information provided to us by the management of Continental, as well as market, economic, financial, and other conditions as they exist and can be evaluated only as of the date hereof and speaks to no other period. Our opinion pertains only to the financial consideration of the Proposed Merger and does not constitute a recommendation to the Board of Continental and does not constitute a recommendation to Continental's shareholders as to how such shareholders should vote on the Proposed Merger.

         Based on the foregoing, it is our opinion that, as of the date hereof, the Proposed Merger between Continental and Collective is fair, from a financial point of view, to the shareholders of Continental.

                                         Sincerely,

                                         /s/ Berwind Financial Group, L.P.
                                         -------------------------------------
                                         BERWIND FINANCIAL GROUP, L.P.

                                                                     APPENDIX D

                             STOCK OPTION AGREEMENT



         STOCK OPTION AGREEMENT, dated as of May 21, 1996, between COLLECTIVE BANCORP, INC., a Delaware corporation ("Grantee"), and CONTINENTAL BANCORPORATION, a New Jersey corporation ("Issuer").

                              W I T N E S S E T H:

         WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Agreement; and

         WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 956,704 fully paid and nonassessable shares of Issuer's Common Stock, par value $2.00 per share ("Common Stock"), at a price of $4.00, per share; provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than as permitted under the Merger Agreement) at a price less than $4.00 per share (as adjusted pursuant to subsection (b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"), provided further that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding common shares. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth

         (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date hereof (or any treasury shares held by Issuer have been or are sold after May__, 1996) (other than pursuant to this Agreement or as set forth in the Merger Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, its equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

         2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, a Triggering Event (as hereinafter defined) has occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 30 days following such Triggering Event. Each of the following shall be an Exercise Termination Event:
(i) the Effective Time of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of a Triggering Event; (iii) the passage of 18 months after termination of the Merger Agreement if such termination follows the occurrence of a Triggering Event; or (iv) the passage of 12 months after termination of the Merger Agreement, if such termination is pursuant to Sections 6.01(b), 6.01(e) or 6.01(f) and a Triggering Event shall not have occurred during such time. The "Last Triggering Event" shall mean the last Triggering Event to occur. The term "Holder" shall mean the holder or holders of the Option.

         (b) The term "Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) (a) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or (b) the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any of its subsidiaries ("Issuer Subsidiary"), (y) a purchase, lease or other acquisition representing 10% or more of the consolidated assets of Issuer and its subsidiaries, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any of Issuer Subsidiary;

                  (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have withdrawn or modified, or publicly announced its interest to withdraw or modify, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement;

                  (iii) Any person, other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock; (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) and the Seller's shareholders shall not approve the

         Merger, or the Seller shall not have called a meeting of shareholders, or Seller shall not have held a meeting of shareholders to vote on the Merger no later than September 30, 1996, or the Seller shall have called a meeting of shareholders or shall have distributed a proxy statement or other solicitation materials in connection with such Acquisition Transaction;

                  (iv) After a proposal is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any representation, warranty, covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

                  (v) The holders of Issuer Common Stock shall not have approved the Merger Agreement and the transactions contemplated thereby at the meeting of such stockholders held for the purpose of voting on such agreement, or such meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement, in each case after it shall have been publicly announced that any person (other than Grantee or any affiliate of Grantee or any person acting in concert in any respect with Grantee) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction; or

                  (vi) Issuer's Board of Directors shall not have recommended to the stockholders of Issuer that such stockholders vote in favor of the approval of the Merger Agreement and the transactions contemplated thereby or shall have withdrawn or modified such recommendation in a manner adverse to Grantee.

         (c) Issuer shall notify Grantee promptly in writing of the occurrence of a Triggering Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

         (d) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if prior notification to or approval of the FDIC or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Notwithstanding this subsection (e), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (i) Grantee receives official notice that an approval of the FDIC, Federal Reserve Board or any other regulatory authority required for the purchase of Option Shares (as hereinafter defined) would not be issued or granted, (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval or
(iii) Holder shall have the right pursuant to the last sentence of Section 7 to exercise the Option, Grantee shall nevertheless be entitled to exercise its right as set forth in Section 7 and, Grantee or Holder shall be entitled to exercise the Option in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 6.

         (e) At the Closing referred to in subsection (d) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

         (f) At such Closing, simultaneously with the delivery of immediately available funds as provided in subsection (e) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

         (g) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

         "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."


It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

         (h) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (d) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder or the Issuer shall have failed or refused to designate the bank account described in subsection (e) of this Section 2. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         (i) Notwithstanding anything to the contrary contained in this Agreement, the Issuer shall not be obligated to issue shares of common stock upon the exercise of the Option (i) in the absence of any required governmental or regulatory approval or consent necessary for the Issuer to issue shares or for the Grantee to exercise the Option, (ii) in the event the Grantee is in material breach of its representations, warranties, covenants or obligations under the Merger Agreement or (iii) so long as any injunction or decree or ruling issued by a court of competent jurisdiction is in effect which prohibits the sale or delivery of the common stock.

         3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock (and other securities issuable pursuant to Section 5(a)) so that the Option may be exercised without additional authorization of Common Stock (or such other securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock (or such other securities); (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. 18a and regulations promulgated thereunder and (y) in the event the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the FDIC or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the FDIC or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and the Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

         4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

         5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 5.

                  (a) In the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted so that Grantee shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable.

                  (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

         6. (a) Upon the occurrence of a Triggering Event that occurs prior to an Exercise Termination Event (or as otherwise provided in the last sentence of Section 2(e)), Issuer shall, at the request of Grantee delivered within 30 days after such Triggering Event (or such trigger date as is provided in the last sentence of Section 2(e)) (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the Securities Act covering any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee for a period of 18 months following such first request shall have the right to demand a second such registration if reasonably necessary to effect such sales or dispositions. Holder shall not be obligated to pay, liable for or otherwise bear any payments, fees or expenses associated with any registration contemplated by this Section 6, all of which such payments, fees or expenses shall be borne by the Issuer. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur (and such registration shall not be charged against the Holder). Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Holder shall not obligated to pay, liable for or otherwise bear any payments, fees or expenses associated with any registration contemplated by this
Section 6, all of which such payments, fees or expenses shall be borne by the Issuer.

                  (b) The Issuer will indemnify and hold harmless Grantee, any underwriter (as defined in the Securities Act) for Grantee, and each person, if any, who controls Grantee or such underwriter (within the meaning of the Securities Act) from and against any and all loss, damage, liability, cost and expense to which Grantee or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses arise out of or are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Grantee, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

         7. (a) Upon the occurrence of a Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, delivered within 30 days after such occurrence (or such later period as provided in Section 8 or the last sentence of Section 2(e)), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 30 days after such occurrence (or such later period as provided in Section 8), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the highest price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the highest price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the average of the Closing Price of the Common Stock of Issuer for the ten days preceding the Triggering Event. In determining the market/offer price, the value of consideration other than cash, to the extent consideration other than cash is accepted by the Holder or the Owner, shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be.

                  (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from delivering.

                  (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection
(c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30 day period.

         8. The 30-day period for exercise of certain rights under Sections 2, 6, 7, and 11 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods provided such approvals are obtained within 9 months of the submission of an application by the Holder or Grantee; and (ii) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise.

         9.  Issuer hereby represents and warrants to Grantee as follows:

         (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms.

         (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

         (c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Certificate of Incorporation or by-laws of Issuer or any Subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any Subsidiary of Issuer or their respective properties or assets which Violation would have a Material Adverse Effect on Issuer.

         (d) Issuer reaffirms with respect to this Agreement and the transactions contemplated hereby the representations and warranties contained in
Section 2.01 of the Merger Agreement.


         10.      Grantee hereby represents and warrants to Issuer as follows:

                  (a) Grantee has all requisite corporate power and authority to enter into this Option Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee. This Agreement has been duly executed and delivered by Grantee.

                  (b) This Option is not being and any shares or other securities acquired by Grantee upon exercise of the Option will not be acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in compliance with the Securities Act.

         11. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 30 days following such subsequent Triggering Event (or such later period as provided in Section 8).

         12. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Federal Deposit Insurance Corporation for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

         13. Notwithstanding anything to the contrary herein, in the event that the Holder or Owner or any Related Person thereof is a person making without the prior written consent of Issuer an offer or proposal to engage in an Acquisition Transaction (other than the transaction contemplated by the Merger Agreement), then (i) in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect, and (ii) in the case of an Owner or any Related Person thereof, the Option Shares held by it shall be immediately repurchasable by Issuer at the Option Price. A Related Person of a Holder or Owner means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the Exchange Act) of the Holder or Owner and any person that is the beneficial owner of 20% or more of the voting power of the Holder or Owner, as the case may be.

         14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

         16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         17. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         19. Except as otherwise expressly provided herein or in the Merger Agreement, the Issuer shall bear and pay all costs and expenses incurred by it or the Grantee, Holder or Owner or on their behalf in connection with the transactions contemplated hereunder, including fees and expenses of their own financial consultants, investment bankers, accountants and counsel.

         20. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modifiedd, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         21. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.


         IN WITNESS WHEREOF, Collective Bancorp, Inc. and Continental Bancorporation have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

[Signatures are on the following page.]

                              COLLECTIVE BANCORP, INC.



                              By:      /s/ Thomas H. Hamilton
                                       ------------------------------------
                                       Thomas H. Hamilton
                                       Chairman and Chief Executive Officer



                              CONTINENTAL BANCORPORATION


                              By:      /s/William Steinberg
                                       ------------------------------------
                                       William Steinberg
                                        Chairman

                               "PRELIMINARY COPY"


CONTINENTAL BANCORPORATION

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS [_________], 1996
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints William Steinberg and Richard H. Hineline, and each of them, as attorneys and proxies of the undersigned, each with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of Continental Bancorporation ("the Company") to be held on the [ ] day of [ ], 1996, and at any postponement or adjournment thereof, and to vote all of the shares of Common Stock of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

1. To approve and adopt an Agreement and Plan of Merger and a related Plan of Merger, pursuant to which, among other things, (a) CBAC Corp., a newly formed subsidiary of Collective Bancorp, Inc., will be merged with and into the Company and immediately thereafter the Company will be merged with and into Collective Bancorp, Inc. and, as a result thereof, the Company's bank subsidiary, Continental Bank of New Jersey, will become a subsidiary of Collective Bancorp, Inc., and (b) each outstanding share of the Common Stock of the Company (other than shares held by Collective Bancorp, Inc. and its affiliates) will be converted into the right to receive $5.00 in cash, all as more fully described in the accompanying Proxy
            Statement:

                     |_|  FOR            |_|  AGAINST         |_|  ABSTAIN

2.   |_|    To elect all eight nominees listed below for one year terms, as
            described in the accompanying Proxy Statement. (To withhold authority to vote for all eight nominees listed below check this box |_|.)

            Stanley W. Adleman                 Richard H. Hineline
            Ira Albom                          Mark Rosen
            David F. Dierker                   William Steinberg
            F. Budd Hineline, Jr.              Vito A. Valecce

   INSTRUCTION:     To withhold authority to vote for any individual nominee,
                    write that nominee's name on the space provided below.

                    (------------------------------------------------------)


THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE TO APPROVE THE MERGER WITH COLLECTIVE BANCORP, INC. AND TO ELECT ALL EIGHT NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF.


         THIS PROXY CONFERS CERTAIN DISCRETIONARY AUTHORITY DESCRIBED IN THE PROXY STATEMENT. A MAJORITY OF SAID ATTORNEYS AND PROXIES PRESENT AT SAID MEETING (OR IF ONLY ONE SHALL BE PRESENT, THEN THAT ONE) MAY EXERCISE ALL OF THE POWERS HEREUNDER. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE COMPANY'S PROXY STATEMENT, DATED [ ], 1996, AND THE COMPANY'S 1995 ANNUAL REPORT TO SHAREHOLDERS.

                                    Dated:__________________________, 1996
                                           (Please date this proxy)


                                    ________________________________(SEAL)
                                       (Shareholder's Signature)


                                    ________________________________(SEAL)
                                    (Shareholder's Signature)

                                    It would be helpful if you signed your name or names exactly as it appears hereon, indicating any official position or representative capacity.